UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Sensei Biotherapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Sensei Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Sensei Biotherapeutics, Inc. (“Sensei,” the “Company,” “we,” “our” or “us”), which will be held on Wednesday, June 10, 2026 at 11:00 a.m. Eastern Daylight Time (the “Annual Meeting”), unless postponed or adjourned to a later date. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.proxydocs.com/SNSE. You will not be able to attend the meeting in person. The record date for the Annual Meeting is April 13, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

On February 17, 2026, the Company acquired Faeth Holdings Therapeutics, Inc., a Delaware corporation (“Faeth HoldCo”) and Faeth Therapeutics, LLC, a Delaware limited liability company and wholly owned subsidiary of Faeth HoldCo (“Faeth Subsidiary” and, together with Faeth HoldCo, “Faeth” or “Faeth Therapeutics”), in accordance with the terms of the Agreement and Plan of Merger, dated February 17, 2026 (the “Merger Agreement”), by and among the Company, Sapphire First Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Sapphire Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Faeth HoldCo and Faeth Subsidiary. Pursuant to the Merger Agreement, First Merger Sub merged with and into Faeth HoldCo, pursuant to which Faeth HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Faeth HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Acquisition”).

Under the terms of the Merger Agreement, following the closing of the Acquisition (the “Closing”), (i) the Company issued to the stockholders of Faeth HoldCo an aggregate of 10,497.0980 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) (as described below), each share of which is convertible into 1,000 shares of common stock of the Company, par value $0.0001 per share (“common stock”) (representing 10,497,098 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to certain conditions described below, (ii) an outstanding warrant to purchase shares of Faeth Subsidiary capital stock was converted into a warrant to purchase an aggregate of 2.1020 shares of Series B Preferred Stock (representing a warrant to purchase 2,102 shares of common stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) and (iii) all outstanding options to purchase Faeth Subsidiary common stock were assumed by the Company and converted into options to purchase an aggregate of 252,210 shares of common stock.

In connection with the Acquisition, on February 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which, on February 20, 2026 (the “PIPE Closing”), the Company issued and sold an aggregate of 14,440.395 shares of Series B Preferred Stock (the “PIPE Securities”) for an aggregate cash purchase price of approximately $200 million (such transaction, the “2026 Private Placement” and, together with the Acquisition and the other transactions and actions contemplated by the Merger Agreement, the “Acquisition Transactions”).

Subject to the receipt of stockholder approval of Proposals No. 3 and No. 4 (the “Required Company Stockholder Matters”), each outstanding share of Series B Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations established by each holder. As a result of the transactions, immediately following the PIPE Closing, equityholders of the Company immediately prior to the acquisition owned approximately 4.9% of the common stock, equityholders of Faeth Therapeutics immediately prior to the acquisition owned approximately 40.6% of the common stock and the Investors in the 2026 Private Placement owned approximately 54.5% of the common stock, in each case, calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of the Company and Faeth Therapeutics.

At the Annual Meeting, we will ask our stockholders:

1.

To elect the Board’s nominees, Bob Holmen and Kristian Humer, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders (the “Director Election Proposal” or “Proposal No. 1”); provided that if the Required Company Stockholder Matters are approved, the effect of the approval of the director nominees named in the Director Election Proposal will be limited because the composition of the Board is expected to be reconstituted as described in the accompanying proxy statement;

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal” or “Proposal No. 2”);

3.

To approve the issuance of shares of our common stock, par value $0.0001 per share (“common stock”), upon conversion of our Series B Preferred Stock, which will (a) represent more than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the “Conversion Proposal” or “Proposal No. 3”);

4.

To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 12,500,000 to 300,000,000 (the “Authorized Share Proposal” or “Proposal No. 4”);

5.	To approve the 2026 Equity Incentive Plan (the “2026 Plan Proposal” or “Proposal No. 5”);

6.	To approve the 2026 ESPP (the “2026 ESPP Proposal” or “Proposal No. 6”); and

7.

To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 3, 4, 5 and/or 6 or if the Nasdaq initial listing application (the “Nasdaq Listing Application”) required by Nasdaq Listing Rule 5110(a) has not yet been approved (the “Adjournment Proposal” or “Proposal No. 7”).

As described in the accompanying proxy statement, in connection with the execution of the Merger Agreement, the Company and Faeth Subsidiary entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s officers and directors (solely in their capacity as stockholders), representing approximately 1.5% of shares of common stock outstanding on the record date. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of Proposals Nos. 3, 4, 5 and 6 at the Annual Meeting, subject to and in accordance with the terms of the Support Agreements.

After careful consideration, the Board has unanimously determined to recommend that our stockholders vote “FOR” each nominee named in the Director Election Proposal, “FOR” the Auditor Ratification Proposal, “FOR” the Conversion Proposal, “FOR” the Authorized Share Proposal, “FOR” the 2026 Plan Proposal, “FOR” the 2026 ESPP Proposal and “FOR” the Adjournment Proposal.

Shares of our common stock are currently listed on The Nasdaq Capital Market under the symbol “SNSE.” If the Required Company Stockholder Matters are approved and our Nasdaq Listing Application is approved, it is expected that we will change our name to “Faeth Therapeutics, Inc.” and our common stock will trade on The Nasdaq Capital Market under the symbol “FTH.”

More information about the Acquisition and the Required Company Stockholder Matters is contained in the accompanying proxy statement. We urge you to read the proxy statement carefully and in its entirety.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please submit voting instructions for your shares promptly by using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, on your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxypush.com/SNSE and during the Annual Meeting at www.proxydocs.com/SNSE, (2) by telephone by calling the toll-free number (866) 284-5317, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

We thank you for your consideration and continued support.

Yours sincerely,

/s/ Christopher W. Gerry

Christopher W. Gerry President, General Counsel and Secretary Rockville, Maryland

This proxy statement is dated April 27, 2026 and is first being mailed to stockholders on or about April 27, 2026.

SENSEI BIOTHERAPEUTICS, INC.

1405 Research Boulevard, Suite 125

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2026

Dear Stockholder:

The Annual Meeting of stockholders of Sensei Biotherapeutics, Inc. (the “Company”) will be held on Wednesday, June 10, 2026 at 11:00 a.m. Eastern Daylight Time (the “Annual Meeting”). To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held through a live webcast at www.proxydocs.com/SNSE. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.

To elect the Board’s nominees, Bob Holmen and Kristian Humer, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders (the “Director Election Proposal” or “Proposal No. 1”); provided that if Proposals No. 3 and No. 4 (the “Required Company Stockholder Matters”) are approved, the effect of the approval of the director nominees named in the Director Election Proposal will be limited because the composition of the Board is expected to be reconstituted as described in the Proxy Statement accompanying this Notice.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal” or “Proposal No. 2”).

3.

To approve the issuance of shares of our common stock, par value $0.0001 per share (“common stock”), upon conversion of our Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which will (a) represent more than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the “Conversion Proposal” or “Proposal No. 3”);

4.

To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 12,500,000 to 300,000,000 (the “Authorized Share Proposal” or “Proposal No. 4”).

5.	To approve the 2026 Equity Incentive Plan (the “2026 Plan Proposal” or “Proposal No. 5”).

6.	To approve the 2026 ESPP (the “2026 ESPP Proposal” or “Proposal No. 6”).

7.

To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 3, 4, 5 and/or 6 or if the Nasdaq initial listing application required by Nasdaq Listing Rule 5110(a) has not yet been approved (the “Adjournment Proposal” or “Proposal No. 7”).

These items of business are more fully described in the Proxy Statement accompanying this Notice. This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/SNSE and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:45 a.m. Eastern Daylight Time, on Wednesday, June 10, 2026. The record date for the Annual Meeting is April 13, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Christopher W. Gerry

President, General Counsel and Secretary

Rockville, Maryland

April 27, 2026

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 27, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2026 Proxy Statement and 2025 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxypush.com/SNSE and during the Annual Meeting at www.proxydocs.com/SNSE, (2) by telephone by calling the toll-free number (866) 284-5317, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

SENSEI BIOTHERAPEUTICS, INC.

1405 Research Boulevard, Suite 125

Rockville, Maryland 20850

PROXY STATEMENT

For The 2026 Annual Meeting of Stockholders

To Be Held on June 10, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board” or “Board of Directors”) of Sensei Biotherapeutics, Inc. (the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2026 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

To facilitate stockholder participation in the Annual Meeting, this year the Annual Meeting will be held through a live webcast at www.proxydocs.com/SNSE. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.proxydocs.com/SNSE.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 13, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/SNSE and enter the Control Number found next to the label “Control Number” on your proxy card, or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on June 10, 2026.

What if I cannot find my Control Number?

We will have access to a list of control numbers for registered stockholders in the event of a lost number. You may also consult your Mediant Relationship Manager for assistance. Typically, “guest” access is not permitted. Please consult with your Mediant Relationship Manager if you would like to permit guest access.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Will a list of record stockholders as of the record date be available?

A list of our record stockholders as of the close of business on April 13, 2026 will be available for inspection at our corporate office for the 10 days ending on the day before the Annual Meeting. If you want to inspect the stockholder list, call our office at (240) 243-8000 to speak with our Investor Relations department to schedule an appointment.

Where can we get technical assistance?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email. The technical support number will not be posted publicly; it will be provided to meeting attendees via e-mail one hour prior to the meeting start time.

For the Annual Meeting, how do we ask questions of management and the board?

Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxydocs.com/SNSE after logging in with your Control Number. We do not intend to post questions or answers to stockholder questions received during the Annual Meeting on our website.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 1,341,140 shares of common stock outstanding and entitled to vote. On the record date, there were 24,937.493 shares of Series B Preferred Stock issued and outstanding; however, the Series B Preferred Stock are not entitled to vote on the matters being considered at the Annual Meeting. Because we did not issue any shares of our common stock in the Acquisition Transactions, none of our outstanding shares of common stock as of the record date are excluded from voting on the Conversion Proposal pursuant to Nasdaq Listing Rules.

Stockholder of Record: Shares Registered in Your Name

If on April 13, 2026 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote virtually at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 13, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There are seven matters scheduled for a vote:

•	Proposal No. 1 – Election of the Board’s nominees, Bob Holmen and Kristian Humer, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders; provided that if the Required

Company Stockholder Matters are approved, the effect of the approval of the director nominees named in the Director Election Proposal will be limited because the composition of the Board is expected to be reconstituted as described in this Proxy Statement;

•

Proposal No. 2 – Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026;

•

Proposal No. 3 – Approval of issuance of shares of our common stock upon conversion of our Series B Preferred Stock, which will (a) represent more than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively;

•	Proposal No. 4 – Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 12,500,000 to 300,000,000;

•	Proposal No. 5 – Approval of the 2026 Equity Incentive Plan;

•	Proposal No. 6 – Approval of the 2026 ESPP; and

•

Proposal No. 7 – Approval of the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 3, 4, 5 and/or 6 or if the Nasdaq Listing Application has not yet been approved.

With respect to the Conversion Proposal, stockholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law or our organizational documents.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Are stockholders being asked to vote on the Merger Agreement or the Acquisition described herein?

No. The Acquisition was completed on February 17, 2026 and we are not required to seek, nor are we seeking, stockholder approval of the Acquisition or the Merger Agreement. Rather, for purposes of complying with the Nasdaq Listing Rules, we are seeking stockholder approval for the issuance of shares of common stock of the Company upon conversion of the outstanding shares of Series B Preferred Stock that we issued in the Acquisition. The Company and Faeth discussed various potential transaction structures and, due to the desire of both parties to consummate the Acquisition at the earliest possible time, the Board approved a transaction structure that did not require the approval of the stockholders of the Company for the consummation of the Merger.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote virtually even if you have already voted by proxy.

To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions provided via e-mail after registering at www.proxydocs.com/SNSE. You will need to enter the Control Number found on your Notice of Internet Availability or notice you receive or in the email sending you the proxy statement.

To vote prior to the Annual Meeting you may vote via the Internet at www.proxypush.com/SNSE; by telephone; or by completing and returning the proxy card or voting instruction form, as described below.

•	To vote online, go to www.proxypush.com/SNSE. You will be asked to provide the Company number and control number from the Notice. Your vote must be received to be counted.

•	To vote over the telephone, dial toll-free (866) 284-5317. You will be asked to provide the control number from the Notice. Your vote must be received to be counted.

•

To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 10, 2026.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You may access and vote at the meeting by registering to attend the meeting at www.proxydocs.com/SNSE using your control number on your voting instruction form and by requesting a valid proxy from your broker, bank or other agent.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 13, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone or through the internet at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,”

but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 (the Director Election Proposal), Proposal No. 3 (the Conversion Proposal), Proposal No. 4 (the Authorized Share Proposal), Proposal No. 5 (the 2026 Plan Proposal), Proposal No. 6 (the 2026 ESPP Proposal) or Proposal No. 7 (the Adjournment Proposal), but may vote your shares on Proposal No. 2 (the Auditor Ratification Proposal) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” each nominee named in the Director Election Proposal, “FOR” the Auditor Ratification Proposal, “FOR” the Conversion Proposal, “FOR” the Authorized Share Proposal, “FOR” the 2026 Plan Proposal, “FOR” the 2026 ESPP Proposal and “FOR” the Adjournment Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to our proxy materials, our directors and employees may also solicit proxies virtually, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Innisfree as a proxy solicitor to solicit proxies for the Annual Meeting and provide related advice and information support, for a service fee of $30,000 and the reimbursement of customary disbursements

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2026 to our Corporate Secretary at 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2027 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between February 10, 2027 and March 12, 2027. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1 (the Director Election Proposal), votes “For,” “Withhold” and broker non-votes, and with respect to the Proposal No. 2 (the Auditor Ratification Proposal), Proposal No. 3 (the Conversion Proposal), Proposal No. 4 (the Authorized Share Proposal), Proposal No. 5 (the 2026 Plan Proposal), Proposal No. 6 (the 2026 ESPP Proposal) and Proposal No. 7 (the Adjournment Proposal), votes “For,” “Against” and abstentions.

For Proposal No. 1, abstentions are not applicable and “Withhold” votes and broker non-votes will have no effect and will not be counted toward the vote total for any of the director nominees. For Proposal No. 2, this proposal is considered a “routine” matter under applicable NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal, and we do not expect there to be broker non-votes on this matter. Abstentions will be counted and will have the same effect as “Against” votes.

For Proposals No. 3, No. 4, No. 5 and No. 6, only “For” and “Against” votes will be counted. Abstentions and broker non-votes will have no effect and will not be counted as votes cast for purposes of determining whether any such proposal has been approved.

For Proposal No. 7, abstentions will be counted and will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect and will not be counted toward the vote total for this proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors(1)	Nominees receiving the most “For” votes of the shares present virtually or represented by proxy at the Annual Meeting will be elected.	Not Applicable	No effect

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	“For” votes from holders of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Against	Not applicable; Brokers have discretion to vote(2)

3	Approval of issuance of shares of our common stock upon conversion of our Series B Preferred Stock, which will (a) represent more than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively	“For” votes from a majority of the votes cast for such proposal.	No effect	No effect

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
4	Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 12,500,000 to 300,000,000	“For” votes from a majority of the votes cast for such proposal.	No effect	No effect

5	Approval of the 2026 Equity Incentive Plan	“For” votes from a majority of the votes cast for such proposal.	No effect	No effect

6	Approval of the 2026 ESPP	“For” votes from a majority of the votes cast for such proposal.	No effect	No effect

7	Approval of the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for Proposals Nos. 3, 4, 5 and/or 6 or if the Nasdaq Listing Application has not yet been approved	“For” votes from holders of a majority of the shares present virtually or represented by proxy at the Annual Meeting.	Against	No effect

(1)

If the Required Company Stockholder Matters are approved, the effect of the approval of the director nominees named in the Director Election Proposal will be limited because the composition of the Board is expected to be reconstituted as described in this Proxy Statement.

(2)

This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were 1,341,140 shares outstanding and entitled to vote. Thus, the holders of 670,571 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

CAUTIONARY INFORMATION REGARDING FORWARD LOOKING STATEMENTS

All statements other than statements of historical fact included in this Proxy Statement including, without limitation, statements regarding our business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words and phrases such as “aim,” “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions, as they relate to us or our management, identify forward-looking statements. Any statements in this Proxy Statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

These forward-looking statements include statements regarding: our expectations for the Board, management team, Company name and ticker if the Nasdaq Listing Application and the Required Company Stockholder Matters are approved; our ability to meet Nasdaq’s initial listing standards; the potential benefits of the Authorized Share Proposal; and the Company’s ability to realize the anticipated benefits of the Acquisition, including with respect to the development of PIKTOR.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this Proxy Statement, even if new information becomes available in the future. You should refer to the Risk Factors section of this Proxy Statement and of our Annual Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

DESCRIPTION OF THE TRANSACTIONS

Acquisition of Faeth Therapeutics

In the ordinary course of business, the Board regularly reviewed the strategy, prospects and financial condition of the Company, including opportunities and risks associated with the Company’s product candidates and strategic alternatives potentially available to the Company. Beginning in mid-2024, in light of challenging conditions in the biotechnology capital markets and the Company’s declining cash balance, the Board, together with the Company’s management, Sidley Austin LLP (“Sidley”), the Company’s legal counsel, and Lucid Capital Markets, LLC (“Lucid Capital Markets”), the Company’s financial advisor, began to evaluate strategic alternatives available to the Company, including a potential sale, business combination or liquidation, as well as licensing and other business development opportunities related to its lead product candidate, solnerstotug (formerly SNS-101). Over the course of the following year, the Board pursued a dual-track strategy of financing and business development outreach alongside exploration of potential reverse merger transactions. During this period, Lucid Capital Markets and the Company’s management team reviewed more than 25 potential reverse merger candidates, and the Company’s management and banking partners conducted extensive investor outreach in an effort to obtain financing. These efforts produced neither attractive reverse merger options nor viable financing or partnership options sufficient to fund solnerstotug through a Phase 2 clinical trial.

In October 2025, the Board authorized management to initiate a comprehensive review process and re-engaged Lucid Capital Markets in connection with that review, in light of, among other things, the Company’s cash position, the inability to secure adequate financing despite extensive efforts, and the challenges of raising additional capital in a volatile biotechnology market.

Following Lucid Capital Markets’ December 2025 outreach process and the Board’s review of strategic alternatives available to the Company, including acquisition, licensing, wind-down and reverse merger alternatives, the Company focused its efforts on Faeth Therapeutics as a potential business combination partner. The Board determined that Faeth Therapeutics merited serious consideration based on the development status of Faeth Therapeutics’ lead program, PIKTOR, an investigational all-oral, multi-node inhibitor of the PI3K/AKT/mTOR pathway in development for endometrial and breast cancer, the public financing momentum around Faeth Therapeutics during 2025, including Faeth Therapeutics’ $25 million strategic financing in October 2025, and the opportunity to pair a business combination with a substantial concurrent financing.

Beginning on January 9, 2026 and continuing through February 17, 2026, representatives of the Company’s management, Sidley, Lucid Capital Markets, Faeth Therapeutics’ management, Cooley LLP, Faeth Therapeutics’ legal counsel, and Leerink Partners, Faeth Therapeutics’ financial advisor, conducted business, financial, legal, tax, intellectual property and other due diligence with respect to the Company, Faeth Therapeutics and the potential transaction.

On February 17, 2026, the Company acquired Faeth Therapeutics pursuant to the Merger Agreement, pursuant to which First Merger Sub merged with and into Faeth HoldCo, pursuant to which Faeth HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company. Immediately following the First Merger, Faeth HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity. The simultaneous sign-and-close structure of the Acquisition, combined with the concurrent private placement financing (as described below), preserved cash that would otherwise have been spent during a more extended closing process and enabled the financing to close more quickly and with greater certainty.

The Acquisition was structured as a stock-for-stock transaction pursuant to which all of Faeth Subsidiary’s outstanding equity interests were exchanged based on a fixed exchange ratio for aggregate consideration of 10,497.0980 shares of Series B Preferred Stock, each share of which is convertible into 1,000 shares of common stock (representing 10,497,098 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to certain conditions described below under Proposal No. 3. In addition, an outstanding warrant to purchase shares of Faeth Subsidiary capital stock was converted into a warrant to purchase an aggregate of 2.1020 shares of Series B Preferred Stock (representing a warrant to purchase 2,102 shares of common stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations) and all outstanding options to purchase Faeth Subsidiary common stock were assumed by the Company and converted into options to purchase an aggregate of 252,210 shares of common stock. The Series B Preferred Stock was a newly designated series of preferred stock and was intended to have economic rights equivalent to our common stock, but with no voting rights. The rights of the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) that we filed with the Secretary of State of the State of Delaware. Please see “Description of Series B Preferred Stock” under Proposal No. 3 for a complete description of the Certificate of Designation and the rights of the Series B Preferred Stock. The Acquisition Transactions were approved by the Board, as well as the board of directors and stockholders of Faeth Therapeutics.

In connection with the execution of the Merger Agreement, the Company and Faeth Subsidiary entered into Support Agreements with certain of our officers and directors (solely in their capacity as stockholders), representing approximately 1.5% of shares of common stock outstanding on the record date. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock beneficially owned by such stockholder in favor of Proposals Nos. 3, 4, 5 and 6 at the Annual Meeting, subject to and in accordance with the terms of the Support Agreements. The Acquisition has already been consummated, and stockholder approval of the Acquisition or the Merger Agreement is not being sought at this Annual Meeting.

2026 Private Placement

Concurrently with the Acquisition, we entered into the Purchase Agreement with the Investors with respect to the 2026 Private Placement, pursuant to which, on February 20, 2026, the Company issued and sold an aggregate of 14,440.395 shares of Series B Preferred Stock, each share of which is convertible into 1,000 shares of common stock (representing 14,440,395 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to certain conditions described below under Proposal No. 3, at a price of $13,850 per share of Series B Preferred Stock (or approximately $13.85 per share on an as-converted-to-common basis) for aggregate gross proceeds of approximately $200 million. On an as-converted-to-common basis (excluding shares underlying warrants and equity awards) and after accounting for the Acquisition Transactions, the total number of outstanding shares of common stock was 26,199,178 immediately following the PIPE Closing.

On February 17, 2026, we entered into a Registration Rights Agreement (the “RRA”) with the Investors. Pursuant to the RRA, we are obligated to prepare and file a resale registration statement with the SEC within 75 calendar days following the closing of the 2026 Private Placement. The RRA also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.

As a result of the transactions, immediately following the PIPE Closing, equityholders of the Company immediately prior to the acquisition owned approximately 4.9% of the common stock, equityholders of Faeth Therapeutics immediately prior to the acquisition owned approximately 40.6% of the common stock and the Investors in the 2026 Private Placement owned approximately 54.5% of the common stock, in each case, calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of the Company and Faeth Therapeutics.

Under the terms of the Merger Agreement and the Purchase Agreement, we are required to call and hold a meeting of our stockholders, as promptly as practicable following the date of the Merger Agreement and pursuant to the Nasdaq Stock Market Rules, to obtain the requisite approval from our legacy stockholders for, among other things, Proposals Nos. 3, 4, 5 and 6.

On February 18, 2026, the Company publicly announced the Acquisition Transactions and filed a Current Report on Form 8-K attaching the Merger Agreement and related transaction documents. In that announcement, the Company stated that, following the Acquisition, its lead program would be PIKTOR and that the Company expected to use the proceeds of the 2026 Private Placement financing primarily to advance PIKTOR through key clinical milestones, including topline data from an ongoing Phase 2 trial in second-line advanced endometrial cancer and the initiation of a Phase 1b trial in HR+/HER2- advanced breast cancer, and to complete the ongoing Phase 1/2 trial of solnerstotug.

The foregoing summary of the terms of the Merger Agreement, the Certificate of Designation, the Purchase Agreement and the RRA are not complete and are qualified in their entirety by the provisions of Merger Agreement, the Certificate of Designation, the form of Purchase Agreement and the form of RRA, which are filed as Exhibits 2.1, 3.1, 10.1 and 10.2, respectively, to our Current Report on Form 8-K, filed with the SEC on February 18, 2026.

Accounting Treatment

With respect to the Acquisition, we determined that we were the acquiror for accounting purposes under ASC 805-10-25-4 and ASC 805-10-55-11. The primary factors considered were (a) the relative voting rights in the combined entity not resulting in a change of control, (b) the pre-Acquisition members of the Board maintained control of the Board, and (c) the pre-Acquisition members of senior management remained the same at the closing of the Acquisition Transactions, other than the newly appointed Chief Operating Officer. Next, we considered whether the Acquisition should be defined as a business under ASC 805. ASC 805-10-55-5A through 55-5C describe a screen test to determine whether an acquired set of assets and activities is not a business. We determined that substantially all (greater than 90%) of the fair value of the assets acquired were concentrated in a single asset, PIKTOR, an investigational, proprietary, all-oral combination of serabelisib and sapanisertib that is designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway through PI3K-alpha and dual mTORC1/2 targeting. Accordingly, we treated the Acquisition as an asset acquisition for accounting purposes.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information contained in this proxy statement (including the unaudited pro forma financial information included elsewhere in this proxy statement), in deciding how to vote on matters being considered at the Annual Meeting. In addition, for a discussion of risks relating to our business, financial condition, results of operations and industry generally, you should review the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with SEC on March 30, 2026, as such risk factors may be updated from time to time in our subsequent reports filed with the SEC.

Pursuant to the terms of the Acquisition, we are required to recommend that our stockholders approve the conversion of all outstanding shares of our Series B Preferred Stock into shares of our common stock. We must also obtain stockholder approval of an amendment to our certificate of incorporation to increase the number of shares we are authorized to issue. We cannot guarantee that our stockholders will approve these matters, and if they fail to do so we may be required to settle such shares in cash and our operations may be materially harmed.

Under the terms of the Merger Agreement and the Purchase Agreement, as promptly as practicable following the date of the Merger Agreement and pursuant to the Nasdaq Stock Market Rules, we are required to call and hold a meeting of our stockholders to obtain the requisite approval from our legacy stockholders for, among other things, (i) the Conversion Proposal, (ii) the Authorized Share Proposal, (iii) the 2026 Plan Proposal and (iv) the 2026 ESPP Proposal. If we fail to receive sufficient proxies to constitute a quorum or to obtain the required vote on the Required Company Stockholder Matters and/or the Nasdaq Listing Application is not approved, we would be required to adjourn the Annual Meeting one or more times for up to 30 days per adjournment. If stockholder approval of the Required Company Stockholder Matters or approval of the Nasdaq Listing Application are still not obtained following such adjournment(s), we will be obligated to continue soliciting stockholder approval at subsequent annual or special meetings of our stockholders, held at intervals of no more than six months, until such approvals are obtained, which would be time consuming and costly.

There can be no assurance that our legacy stockholders will approve the Required Company Stockholder Matters. If our legacy stockholders do not approve the Authorized Share Proposal, we would be unable to issue the additional shares of our common stock necessary to complete the conversion of Series B Preferred Stock into our common stock, and may be unable to satisfy our other capital needs, which could have a material adverse effect on our business, financial condition, and prospects.

Additionally, if the Required Company Stockholder Matters are not approved by the date that is six months following the initial issuance date of the Series B Preferred Stock, the holders of the Series B Preferred Stock would be entitled to require us to settle their shares of our common stock underlying the Series B Preferred Stock for cash at a price per share equal to the fair value of our common stock at such time as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our common stock underlying the Series B Preferred Stock, it could materially affect our results of operations, business and financial condition.

Failure to obtain approval of the Nasdaq Listing Application could materially affect our results of operations, business and financial condition.

Pursuant to the Merger Agreement, in order to permit the waiver of the beneficial ownership limitations applicable to the Series B Preferred Stock and take other actions following the consummation of the Acquisition, which would constitute a “change of control” under Nasdaq Listing Rule 5110(a), we are required to use our reasonable best efforts to file the Nasdaq Listing Application. The Nasdaq Listing Application must be conditionally approved prior to the date of our stockholder meeting to approve the Required Company Stockholder Matters. If we fail to meet the Nasdaq listing requirements and Nasdaq does not approve the Nasdaq

Listing Application, we will be required to adjourn our stockholder meeting to approve the Required Company Stockholder Matters one or more times for up to 30 days per adjournment, continue to use our reasonable best efforts to obtain approval of the Nasdaq Listing Application and to continue soliciting stockholder approval of the Required Company Stockholder Matters at subsequent annual or special meetings of our stockholders, held at intervals of no more than six months, until such approval and the approval of the Required Company Stockholder Matters are obtained, which would be time consuming and costly. Additionally, if the Required Company Stockholder Matters are not approved by the date that is six months following the initial issuance date of the Series B Preferred Stock, the holders of the Series B Preferred Stock would be entitled to require us to settle their shares of Series B Preferred Stock for cash at a price per share equal to the fair value of the Series B Preferred Stock at such time as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our common stock underlying the Series B Preferred Stock, it could materially affect our results of operations, business and financial condition. We cannot assure you that we will be able to meet Nasdaq’s initial listing standards. Furthermore, if we fail to obtain approval of the Nasdaq Listing Application, we may be unable to execute on our plans for the Company following the Acquisition, which could materially affect our results of operations, business and financial condition.

The unaudited pro forma condensed combined financial statements included in this Proxy Statement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements contained in this Proxy Statement as Annex A are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Acquisition for several reasons. The unaudited pro forma condensed combined financial statements have been derived from the historical audited financial statements of the Company and Faeth Therapeutics for the year ended December 31, 2025 and certain adjustments and assumptions have been made regarding the Company after giving effect to the Acquisition. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by us in connection with the Acquisition. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the unaudited pro forma condensed combined financial statements. As a result, the actual financial condition of the combined company following the Acquisition may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. The assumptions used in preparing the unaudited pro forma condensed combined financial statements may not prove to be accurate, and other factors may affect our financial condition following the Acquisition. For more information, please see Annex A.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has six members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two directors in the class whose term of office expires in 2026: Bob Holmen and Kristian Humer. Each of the nominees is currently a director of the Company and each nominee was previously elected by the stockholders. If elected at the Annual Meeting, these nominees will serve until the 2029 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of the directors then in office attended the 2025 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

Stockholders should understand, however, that if the Required Company Stockholder Matters are approved, the effect of the approval of the director nominees named in the Director Election Proposal will be limited because the composition of the Board is expected to be reconstituted as described in this Proxy Statement. All of our current directors other than Messrs. Donenberg, Holmen and Parikh have tendered their resignations from the Board, which such resignations are conditioned upon the receipt of stockholder approval of the Required Company Stockholder Matters and will become effective two days after the date of the Annual Meeting, or June 12, 2026. The Board has appointed each of Stephen M. Hahn, M.D., Karen Vousden, Ph.D., and Saira Ramasastry to fill the vacancies created by such resignations, which such appointments are conditioned upon the effectiveness of the resignations of Messrs. Humer, Gerry and Ricks. For more information, please see

“—Director Nominees Following the Annual Meeting.”

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, and a range of expertise and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and their ages as of April 15, 2026, along with a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director.

CLASS II DIRECTORS - NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Bob Holmen, age 62

Bob Holmen has served as a member of our board of directors since 2017. Mr. Holmen provides legal services focused on venture capital and private equity markets to investors through his boutique law firm Investor Counsel, where he has served as a Principal since 2016. Mr. Holmen has also served as a Managing Director since 2001 and Chief Financial Officer since 2002 at Miramar Venture Partners, a venture capital firm, and as a Principal of Holmen Ventures, a strategic financial consulting firm, since 2013. Prior to Miramar, Mr. Holmen served as an Executive Officer for CoCensys, Inc., a biopharmaceutical company, and First Consulting Group, Inc., a healthcare consulting firm. Mr. Holmen received a B.S. in Electrical Engineering from Stanford University and a J.D. from University of California, Berkeley School of Law. We believe that Mr. Holmen’s education and professional background in advising companies in the biotechnology industry qualifies him to serve on our Board.

Kristian Humer, age 51

Kristian Humer has served as a member of our board of directors since July 2021. Mr. Humer has served as the Chief Financial Officer of 4D Molecular Therapeutics, Inc. since November 2025. Prior to joining 4D Molecular Therapeutics Mr. Humer served as the Chief Financial Officer of Foghorn Therapeutics Inc. from April 2024 to November 2025. Prior to Foghorn, Mr. Humer served as the Chief Financial Officer and Chief Business Officer of Viridian Therapeutics Inc. from July 2021 to September 2023. Prior to Viridian, Mr. Humer served as Managing Director of Banking, Capital Markets and Advisory for the Global Healthcare team at Citigroup Inc., from 2017 to July 2021, where he helped lead the firm’s investment banking advisory engagements for small- and mid-sized biopharma and select large cap pharmaceutical companies. He previously served in a number of roles at Citigroup Inc., including Director, Healthcare Investment Banking from 2014 to 2016, Vice President, Healthcare Investment Banking from 2011 to 2013 and Associate, Healthcare Investment Banking in 2010. Prior to joining Citigroup Inc., Mr. Humer served as Vice President and Associate in the Investment Banking Division for the Global Healthcare team at Lehman Brothers, Inc. from 2007 to 2009. Mr. Humer started his career serving positions of increasing responsibility in the investment banking and private banking divisions of UBS AG and Merrill Lynch (a Bank of America company). He received an MBA from the Fuqua School of Business at Duke University and a B.A. (Hons) in Accounting & Economics from the University of Reading, United Kingdom. We believe that Mr. Humer’s experience in the biopharmaceutical industry and his years of investment banking and leadership experience qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Christopher W. Gerry, age 46

Christopher W. Gerry is the President and General Counsel of the Company. Mr. Gerry has served as the Company’s General Counsel since July 2022 and was appointed President and Principal Executive Officer in November 2025 in connection with the Company’s leadership transition. Prior to joining the Company in July 2022, he served in roles of increasing responsibility, most recently as Vice President and Deputy General Counsel, at AVROBIO, Inc., a publicly traded biotechnology company, from November 2019 to July 2022. Prior to that, Mr. Gerry was an associate at Cooley LLP from September 2013 to October 2019, where he represented life sciences companies in a wide variety of matters. He received a B.A. from Dickinson College and earned his

J.D. from Boston University School of Law. We believe Mr. Gerry’s experience in the life sciences industry as well as leading our company as the President and General Counsel qualifies him to serve on our Board. If the Required Company Stockholder Matters are approved, Mr. Gerry is expected to serve as the Company’s General Counsel, effective immediately following the Annual Meeting and will no longer serve as President.

Thomas Ricks, age 73

Thomas Ricks has served as a member of our board of directors since 2015. Mr. Ricks served as former Chief Investment Officer of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. Prior to his service, Mr. Ricks served as Chief Executive Officer of The University of Texas Investment Management Company from 1996 to 2001. Mr. Ricks has been a director of Ovintiv, Inc. since 2019 and currently serves as Chair of the Human Resources and Compensation Committee, and on the Corporate Responsibility and Governance Committee. He was a director of Newfield Exploration Company from 1992 to 2019 and most recently served as Chair of its Audit Committee. Mr. Ricks also served on the boards of several privately-held companies; BDM International (acquired by TRW), LifeCell Corporation, and Argus Pharmaceuticals. Mr. Ricks is a former director of the Ocean Institute, and a former member of the Investment Committees for St. David’s Foundation and the University of California – Irvine Foundation. Mr. Ricks received a B.A. in Economics from Trinity College and an M.B.A. from the University of Chicago. We believe Mr. Ricks’ extensive experience as a director of public and private companies in the healthcare industry qualifies him to serve on our Board.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

Phillip B. Donenberg, age 65

Phillip Donenberg has served as a member of our board of directors since February 2026. He has served as a member of the board of directors, member of the compensation committee and chairman of the audit committee of Taysha Gene Therapies, Inc., a publicly traded biotechnology company, since August 2020, and as a member of the board of directors and chairman of the audit committee of Tectonic Therapeutic, Inc. (formerly AVROBIO, Inc.), a publicly traded biotechnology company, since June 2018. He served as Senior Vice President and Chief Financial Officer of Jaguar Gene Therapy, LLC from February 2020 to March 2023. Previously, Mr. Donenberg served as Chief Financial Officer and Senior Vice President of Assertio Therapeutics, Inc., a publicly traded biotechnology company. He served as Senior Vice President and Chief Financial Officer of AveXis, Inc., a publicly traded biotechnology company, from 2017 to June 2018, and as Vice President, Corporate Controller from 2016 to 2017. Mr. Donenberg earned a B.S. in accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant. We believe Mr. Donenberg’s extensive experience as a director of public companies in the biotech industry qualifies him to serve on our Board.

Anand Parikh, age 40

Anand Parikh is the Chief Operating Officer of our Company. Prior to the closing of the Acquisition in February 2026, Mr. Parikh served as the Chief Executive Officer, Co-Founder and member of the board of directors of Faeth since its inception in April 2019. Prior to co-founding Faeth, Mr. Parikh served in multiple executive roles at Virta Health beginning in May 2015, including General Counsel, Head of Finance and Head of Human Resources. Earlier in his career, Mr. Parikh was a Corporate Associate at Morrison & Foerster LLP, where he advised emerging growth companies and investors on corporate transactions, including financings and mergers and acquisitions. Mr. Parikh holds a J.D. from New York University School of Law and a B.A. in Political Science from the University of Michigan. We believe that Mr. Parikh’s perspective and deep experience in the biotechnology industry, as well as his experience serving as our Chief Operating Officer and previously leading Faeth as its Chief Executive Officer, qualifies him to serve on our Board. Mr. Parikh is expected to be appointed as our Chief Executive Officer if the Required Company Stockholder Matters are approved, effective immediately following the Annual Meeting.

DIRECTOR NOMINEES FOLLOWING THE ANNUAL MEETING

On April 10, 2026, each of our directors other than Messrs. Donenberg, Holmen and Parikh tendered their resignations from the Board, which such resignations are conditioned upon the receipt of stockholder approval of the Required Company Stockholder Matters and will become effective two days after the date of the Annual Meeting, or June 12, 2026. The Board has appointed each of the below director candidates to fill the vacancies created by such resignations, which such appointments are conditioned upon the effectiveness of the resignations of Messrs. Humer, Gerry and Ricks.

Stephen M. Hahn, age 66

Stephen M. Hahn, M.D., has served as the Chief Executive Officer of Nucleus RadioPharma, Inc., a radiopharmaceutical contract development and manufacturing organization, since July 2025, and he has served on its board of directors since May 2025. He has also served as Principal at Rubrum Advising, a healthcare consulting firm, since January 2025. From November 2021 to August 2025, Dr. Hahn served as Chief Executive Officer of Harbinger Health, a cancer diagnostics biotechnology company, and CEO-Partner at Flagship Pioneering, a life sciences venture capital company, where he also served as Chief Medical Officer of Flagship Pioneering’s Preemptive Health and Medicine Initiative from May 2021 to November 2021. Dr. Hahn currently serves as CEO Emeritus of Harbinger Health. From December 2019 to January 2021, Dr. Hahn served as the 24th Commissioner of Food and Drugs at the U.S. Food and Drug Administration. Prior to that, Dr. Hahn served in various roles at MD Anderson Cancer Center from January 2015 to December 2019, including most recently as Chief Medical Executive from June 2018 to December 2019. Dr. Hahn served on the board of directors of Faeth from October 2024 until the Closing of the Acquisition in February 2026. Dr. Hahn earned his M.D. from Temple University and received his B.A. in Biology from Rice University. He was an internal medicine resident at the University of California San Francisco before completing a fellowship and residency at the National Cancer Institute in Bethesda, Maryland. We believe that Dr. Hahn’s extensive experience in the healthcare industry, particularly his regulatory expertise, qualify him to serve on our Board. Dr. Hahn is expected to serve as a Class III director.

Saira Ramasastry, age 50

Saira Ramasastry has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life sciences industry in 2009. From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc., an investment management company, where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions, strategic and capital markets transactions. Prior to joining Merrill Lynch, she served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from 1997 to 1998. Ms. Ramasastry has served on the boards of directors of Day One Biopharmaceuticals, Inc. since 2021 (which has entered into a definitive agreement to be acquired by Servier S.A.S.), Mirum Pharmaceuticals, Inc. since 2022, and Vir Biotechnology, Inc. since September 2019, each a publicly traded biotechnology company, as well as Glenmark Pharmaceuticals, Ltd., a BSE and NSE-traded pharmaceuticals company, since 2019. She previously served on the boards of directors of several U.S. publicly traded companies, including: Sangamo Therapeutics, Inc., a biotechnology company, from 2012 to 2022; and Akouos, Inc., a biotechnology company, from 2020 until it was acquired by Eli Lilly and Company in 2022. Ms. Ramasastry received her B.A. in economics with honors and distinction and an M.S. in management science and engineering from Stanford University, as well as an M. Phil. in management studies from the University of Cambridge, where she is also a guest lecturer for the Bioscience Enterprise Programme. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. We believe that Ms. Ramasastry’s extensive experience in global healthcare investment banking and strategic advisory consulting in the life sciences industry qualify her to serve on our Board. Ms. Ramasastry is expected to serve as a Class III director.

Karen Vousden, age 68

Karen Vousden, Ph.D. is a cancer biologist who has been recognized for her work on the regulation and function of the p53 tumor suppressor protein. She co-founded Faeth in April 2019. Dr. Vousden has served as Principal Group Leader of The Francis Crick Institute since February 2017. From 2016 to 2022, she served as the Chief Scientist of Cancer Research UK and was director of the Beatson Institute of Cancer Research from 2002 to 2016. Dr. Vousden has served on the board of directors of Bristol Myers Squibb Company, a publicly traded biopharmaceutical company, since 2018, where she is a member of the Science and Technology Committee and the Compensation and Management Development Committee. Dr. Vousden has been elected as a Fellow of the Royal Society, the Royal Society of Edinburgh, the Academy of Medical Sciences, EMBO, the European Academy of Sciences, the American Association of Cancer Research and the American Academy of Arts and Sciences, and as a Foreign Associate of the U.S. National Academy of Sciences. Dr. Vousden received her Ph.D. in genetics from Queen Mary College at the University of London. We believe that Dr. Vousden’s expertise as a cancer biologist, her public company board experience and her experience as a co-founder of Faeth qualify her to serve on our Board. Dr. Vousden is expected to serve as a Class II director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that all of our directors except for Messrs. Parikh and Gerry, representing four of our six directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In addition, our Board of Directors determined that (i) James Peyer and William Ringo , who each served on the Board during 2025 but are no longer on the Board, were “independent” during the period he served on the Board and (ii) John Celebi, who served on the Board during 2025 but is no longer on the Board, was not independent due to his employment as our former Chief Executive Officer.

Further, based upon information requested from and provided by each of Drs. Hahn and Vousden and Ms. Ramasastry concerning such individual’s background, employment and affiliations, including family relationships, our Board of Directors determined that all of such directors are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market, other than Mr. Parikh due to his employment as our Chief Operating Officer. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director or director candidate has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. There are no family relationships among any of our directors or executive officers.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has a Chairman, Mr. Holmen, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board.

Prior to the Acquisition Transactions, the Company maintained separate Board Chairman and Chief Executive Officer positions. The Board has believed that this separation reinforces the independence of the Board in its oversight of the business and affairs of the Company and creates an environment more conducive to objective evaluation of management’s performance.

If the Required Company Stockholder Matters are approved, we expect that Mr. Parikh will serve as our Chairman and Chief Executive Officer. The Board believes that combining these roles under Mr. Parikh will be the appropriate leadership structure for the Company at that time. Following the closing of the Acquisition Transactions, the Company is undertaking a significant integration of operations, personnel, and strategic priorities. The Board believes that Mr. Parikh’s service in the combined role during this period will foster unified leadership, enable more effective decision-making, and ensure close alignment between the Board and management as the Company executes on its post-acquisition strategy.

The Board recognizes the importance of strong independent oversight and believes that the Board’s composition, committee structure, and governance practices will provide effective independent checks on management. All members of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are expected to be independent directors. The Board will continue to evaluate its leadership structure on an ongoing basis and may determine that separating the roles of Chairman and Chief Executive Officer or appointing a Lead Independent Director is advisable as the Company’s needs evolve.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the audit, compensation and nominating and corporate governance committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and the number of meetings for the year ended December 31, 2025 for each of the Board committees:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
John Celebi (1)
William Ringo (2)			X		X
Bob Holmen	X		X	*	X
James Peyer, Ph.D. (2)			X		X
Thomas Ricks	X	*	X		X
Kristian Humer	X		X		X	*
Number of meetings in 2025	4		2		0

*	Current Committee Chair.
(1)	On November 13, 2025, John Celebi resigned from the Board of Directors, effective November 14, 2025.
(2)

On November 12, 2025, Mr. Ringo and Dr. Peyer resigned from the Board of Directors, effective November 14, 2025. Following Mr. Ringo and Dr. Peyer’s resignations, the Board of Directors (i) appointed Mr. Holmen as Board Chair, (ii) appointed Mr. Holmen, Mr. Ricks and Mr. Humer to the Nominating and Corporate Governance Committee and (iii) appointed Mr. Humer as Chair of the Nominating and Corporate Governance Committee and to the Compensation Committee.

On February 13, 2026, the Board of Directors appointed Christopher W. Gerry and Phillip B. Donenberg as new directors, effective immediately. On February 17, 2026, effective immediately after the First Effective Time (as defined in the Merger Agreement), the Board of Directors appointed Anand Parikh as a new director and also appointed Mr. Donenberg as a member of the Audit Committee.

If the Required Company Stockholder Matters are approved, and the changes described above in “—Director Nominees Following the Annual Meeting” are implemented, we expect our committees to be reconstituted as follows:

	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Anand Parikh
Phillip B. Donenberg	X	*			X
Bob Holmen	X		X	*
Karen Vousden			X		X	*
Stephen M. Hahn					X
Saira Ramasastry	X		X

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of four directors: Thomas Ricks, Kristian Humer, Bob Holmen and Phillip Donenberg. Thomas Ricks serves as the Chair of the Audit Committee. The Audit Committee met four times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseibio.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current and proposed members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Ricks and Mr. Donenberg each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Ricks’ and Donenberg’s level of knowledge and experience based on a number of factors, including, for each of Mr. Ricks and Mr. Donenberg, their respective formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing related party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

periodically reviewing our material risks relating to data privacy, technology and information security, including cybersecurity, threats and back-up of information systems and our processes for assessing, identifying, and managing such risks;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Thomas Ricks, Chair

Kristian Humer

Bob Holmen

Phillip B. Donenberg

*

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Ricks, Humer and Holmen. Mr. Holmen serves as the Chair of the Compensation Committee. Each of the committee members are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board of Directors has determined that each of the current and proposed committee members are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The Compensation Committee met twice during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseibio.com.

The principal duties and responsibilities of our Compensation Committee include:

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	setting the compensation and other terms of employment of our Chief Executive Officer and our other executive officers;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation

Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards as independent compensation consultants. Our Compensation Committee identified Alpine Rewards based on its general reputation in the industry. The Compensation Committee requested that Alpine Rewards:

•	assist in providing competitive compensation data for all of the Company’s executive positions;

•	assess the degree to which the Company’s current compensation strategy and practices aligns with market practices for all of the Company’s executive positions;

•

review all elements of pay including base salary, short-term incentives, total cash compensation, long-term incentives, pay mix, ownership levels and equity retention for all of the Company’s executive positions; and

•	propose go-forward changes relating to executive cash and equity compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Holmen, Ricks and Humer. Mr. Humer serves as Chair of the Nominating and Corporate Governance Committee. All current and proposed members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee did not meet during 2025 and instead acted by unanimous written consent. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.senseibio.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the Board of Directors and applicable committees of the board and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	evaluating our set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers a range of age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary, Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) a description of the proposed candidate’s principal occupation or employment; (5) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed candidate; and (6) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Sensei

Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, Nominating and Corporate Governance Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.senseibio.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

In connection with our initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2025 and 2024 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

There were no other fees for the years ended December 31, 2025 and 2024.

	Year ended December 31, 2025	Year ended December 31, 2024
Audit fees(1)	$609,776	$610,037
Tax fees(2)	—	27,417

Total	$609,776	$637,454

(1)

Audit fees consist of fees billed or incurred for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports.

(2)	Tax fees include services related to the preparation or review of the U.S. federal, state and local tax returns, and other advisory and professional services.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the services of Deloitte & Touche LLP for the years ended December 31, 2025 and 2024 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES B PREFERRED STOCK, WHICH WILL (A) REPRESENT MORE THAN 20% OF THE SHARES OF COMMON STOCK OUTSTANDING AND (B) RESULT IN THE CHANGE OF CONTROL OF THE COMPANY PURSUANT TO NASDAQ LISTING RULES 5635(A) AND 5635(B), RESPECTIVELY

Overview

As described above, we issued 10,497.0980 shares of Series B Preferred Stock and 14,440.395 shares of Series B Preferred Stock in the Acquisition and the 2026 Private Placement, respectively, each of which is convertible into 1,000 shares of common stock, subject to certain conditions described below. The Series B Preferred Stock is intended to have rights that are generally equivalent to our common stock, provided that the Series B Preferred Stock does not have the right to vote on most matters (including the election of directors or any proposals herein). The shares of Series B Preferred Stock will automatically convert into an aggregate of 24,937,493 shares of common stock upon the third business day following receipt of approval of the Required Company Stockholder Matters in accordance with Nasdaq listing rules up to the beneficial ownership limitations set by each holder; provided that such beneficial ownership limitations may be waived by each holder of Series B Preferred Stock at any time following the approval by Nasdaq of the Nasdaq Listing Application and approval of the Required Company Stockholder Matters.

Nasdaq Listing Rule 5110 requires that the Company submit, and Nasdaq approve, the Nasdaq Listing Application prior to the approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b). The approval being sought in this Proposal No. 3, along with the filing of the Nasdaq Listing Application with Nasdaq, is intended to satisfy this obligation of the Company.

With respect to the Nasdaq Listing Application and compliance with the initial listing standards of the Nasdaq Capital Market, Annex A of this proxy statement sets forth certain unaudited pro forma financial information for the Company as of and for the year ended December 31, 2025, after giving effect to the entrance into the Acquisition Transactions and the automatic conversion of all of the Series B Preferred Stock into common stock following stockholder approval of the Required Company Stockholder Matters.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding shares of Series B Preferred Stock and the number of shares of common stock that are potentially issuable upon conversion of the Series B Preferred Stock. The sale into the public market of the underlying common stock could materially and adversely affect the market price of our common stock.

	Acquisition	2026 Private Placement	Total
Series B Preferred Stock Issued and Outstanding	10,497.0980	14,440.395	24,937.493
Series B Preferred Stock Issuable Upon Exercise of Issued and Outstanding Warrant(1)	2.1020	—	2.1020
Common Stock (as converted)(2)	10,499,200	14,440,395	24,939,595

(1)	Upon conversion of the Series B Preferred Stock into common stock, the assumed warrant will be exercisable for shares of common stock.
(2)	Does not give effect to any beneficial ownership limitations.

Description of Series B Preferred Stock

The following summary of the terms of the Series B Preferred Stock is not complete and is qualified in its entirety by the provisions of the Certificate of Designation, which is filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 18, 2026.

Conversion. Following stockholder approval of the Required Company Stockholder Matters, effective as of 5:00 p.m. (Eastern time) on the third business day after the date on which such stockholder approval is received, each outstanding share of Series B Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (initially set by the holder to a number up between 4.99% and 19.99% and thereafter adjusted) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion; provided that such beneficial ownership limitations may be waived by each holder of Series B Preferred Stock at any time following the approval by Nasdaq of the Nasdaq Listing Application and approval of the Required Company Stockholder Matters upon notice to the Company. We intend to seek a waiver of such beneficial ownership limitations from our holders of Series B Preferred Stock to be effective following the approval by our stockholders of the Required Company Stockholder Matters. If any shares of Series B Preferred Stock continue to be outstanding following such automatic conversion due to a beneficial ownership limitation that was not waived, such shares of Series B Preferred Stock will be convertible at the option of the holder, subject to such beneficial ownership limitations.

Voting Rights. Except as otherwise required by the Certificate of Designation or the General Corporation Law of the State of Delaware (“DGCL”), the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our certificate of incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of our preferred stock, in each case, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to our certificate of incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock, (iii) prior to receipt of stockholder approval of the Required Company Stockholder Matters, consummate either (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company or any stock sale to or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another person in which our stockholders immediately before such transaction do not hold at least a majority of our capital stock immediately after such transaction or in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction (a “Change of Control Transaction”), (iv) prior to receipt of stockholder approval of the Required Company Stockholder Matters, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series B Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay the receipt of stockholder approval of the Required Company Stockholder Matters or the automatic conversion of the Series B Preferred Stock, or (vi) enter into any agreement with respect to any of the foregoing.

Cash Settlement. If, at any time after the earlier of (i) receipt of approval of the Required Company Stockholder Matters and (ii) August 17, 2026, the Company fails to deliver to the holder of shares of Series B Preferred Stock a certificate or certificates representing shares of common stock, or electronically deliver (or cause its transfer agent to electronically deliver) such shares, on or prior to the first trading day after the applicable Share Delivery

Date (as defined in the Certificate of Designation), subject to certain limited exceptions, the Company shall, at the request of the holder of the shares of Series B Preferred Stock, pay an amount in cash by wire transfer of immediately available funds equal to the Fair Value (as defined below) of such undelivered shares, with such payment to be made within two business days from the date of request by such holder, whereupon the Company’s obligations to deliver such shares underlying the Notice of Conversion (as defined in the Certificate of Designation) shall be extinguished upon payment in full of the Fair Value of such undelivered shares. The cash settlement provisions set forth in the Certificate of Designation shall be available irrespective of the reason for the Company’s failure to timely deliver the applicable shares of Common Stock including due to the lack of obtaining the approval of the Required Company Stockholder Matters and/or the Nasdaq Listing Application. The “Fair Value” of shares shall be fixed with reference to the last reported closing sale price on the Nasdaq Capital Market, or other principal trading market on which the Company’s common stock is listed, as of the trading day immediately prior to the date on which the Notice of Conversion is delivered to the Company.

Dividends. Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal, on an as-if-converted-to-common stock basis, and in the same form as dividends actually paid on shares of our common stock.

Liquidation and Dissolution. The Series B Preferred Stock ranks on parity with our common stock upon any liquidation, dissolution or winding-up of the Company.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of any common stock in the Acquisition Transactions would be aggregated together. If all shares of Series B Preferred Stock are converted into shares of our common stock (without giving effect to any beneficial ownership limitations), the shares of common stock issued upon such conversion and the shares of common stock issuable upon conversion of the assumed warrant, would constitute approximately 95.1% of our issued and outstanding stock as of the record date. Thus, in order to permit the issuance of common stock upon conversion of the Series B Preferred Stock, we must first obtain stockholder approval of this issuance.

In addition, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities that will result in a “change of control” of a listing company. Nasdaq has not formally defined what constitutes a “change of control” but Nasdaq guidance provides that generally a change of control occurs when, as a result of the issuance of securities in such transaction, an investor or a group of investors would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. In addition, Nasdaq will consider all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between a company and an investor. Additionally, under Nasdaq Listing Rule 5110(a), Nasdaq guidance suggests that a change of control could result based on changes to the voting power and/or share ownership, management and board of directors of the listing company. The Certificate of Designation permits the waiver of the 19.99% beneficial ownership limitation following approval of the Nasdaq Listing Application and the Required Company Stockholder Matters. In addition, we intend to change a majority of the Board and our executive officers following approval of the Nasdaq Listing Application and the Required Company Stockholder Matters. Although the conversion of the Series B Preferred Stock will not result in an investor beneficially owning more than 20% of our voting power, the waiver of the beneficial ownership limitations and our expected changes to the Board and management may be deemed a “change of control” by Nasdaq. Accordingly, we are seeking stockholder approval of a “change of control” under Nasdaq Listing Rules. Stockholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents or any other purpose.

Effect of Proposal No. 3

In the event that our stockholders approve this Proposal No. 3, and Proposal No. 4 is also approved, at the Annual Meeting and Nasdaq approves the Nasdaq Listing Application, the Series B Preferred Stock will become immediately convertible into shares of common stock, subject to any beneficial ownership limitations set by the holder and not waived. The issuance of our shares of common stock upon the conversion of the Series B Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a substantially smaller percentage of our total outstanding shares of common stock after any such conversion.

In the event that our stockholders do not approve this Proposal No. 3 at the Annual Meeting, the Series B Preferred Stock will not become convertible unless and until stockholders approve of such conversion and issuance of shares of common stock for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635. Pursuant to the Merger Agreement and the Purchase Agreement, if we fail to receive sufficient proxies to constitute a quorum or to obtain the required vote on this Proposal No. 3, we would be required to adjourn the Annual Meeting one or more times for up to 30 days per adjournment. Further, in the event that our stockholders do not approve this Proposal No. 3 at the Annual Meeting, we are required to use our reasonable best efforts to secure the approvals sought in this Proposal No. 3 as soon as practicable following the date of the Annual Meeting. We will be required to hold an annual meeting or a special meeting at least every six months to solicit and take a vote on the approvals sought in this Proposal No. 3 until such approvals are obtained. The process of continuing to hold stockholder meetings to obtain such approvals would cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business. In addition, if we are unable to obtain approval of the Required Company Stockholder Matters, including this Proposal No. 3, we may be required to make significant cash settlement payments to the holders of Series B Preferred Stock who submit Notices of Conversion after August 17, 2026.

Interests of Certain Parties

In connection with the Acquisition Transactions, Anand Parikh was appointed as our Chief Operating Officer and a member of our Board. Mr. Parikh is expected to be appointed as our Chief Executive Officer if the Required Company Stockholder Matters are approved. Mr. Parikh also received shares of Series B Preferred Stock in the Acquisition that will be converted into common stock upon approval of this Proposal No. 3. In addition, as described in “Executive Officers—Expected Chief Financial Officer Following the Annual Meeting,” Brian Stephenson, Ph.D., is expected to be appointed as our Chief Financial Officer if the Required Company Stockholder Matters are approved. Separately, as described in “Proposal No. 1—Election of Directors—Director Nominees Following the Annual Meeting,” Drs. Hahn and Vousden and Ms. Ramasastry are expected to be appointed to our Board if the Required Company Stockholder Matters are approved. Drs. Hahn and Vousden, who previously served on the board of directors of Faeth Therapeutics, also received shares of Series B Preferred Stock in the Acquisition that will be converted into common stock upon approval of this Proposal No. 3. Further, in connection with the execution of the Merger Agreement, the Company and Faeth Subsidiary entered into Support Agreements with certain of our officers and directors (solely in their capacity as stockholders), representing approximately 1.5% of shares of common stock outstanding on the record date. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock beneficially owned by such stockholder in favor of Proposals Nos. 3, 4, 5 and 6 at the Annual Meeting, subject to and in accordance with the terms of the Support Agreements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 12,500,000 TO 300,000,000

The Board is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 12,500,000 shares to 300,000,000 shares. The Board of Directors has not approved an increase in the authorized shares of any class of preferred stock, including the Series B Preferred Stock. The text of the proposed amendment is set forth on Annex B to this Proxy Statement.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock available for future issuance, which would result in dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

As of the record date, April 13, 2026, there were 1,341,140 shares of common stock issued and outstanding and entitled to vote. On the record date, there were 24,937.493 shares of Series B Preferred Stock issued and outstanding; however, the Series B Preferred Stock are not entitled to vote on the matters being considered at the Annual Meeting. In addition, as of April 13, 2026, (i) an aggregate of 24,937,493 shares of common stock are issuable upon conversion of the Series B Preferred Stock, (ii) an aggregate of 311,164 shares of common stock are issuable upon exercise of outstanding stock options, (iii) 631 shares of common stock are issuable upon vesting/settlement of outstanding restricted stock units, (iv) 1,372 shares of common stock are issuable upon exercise of outstanding warrants, (v) 35,421 shares of common stock are reserved for issuance under the 2021 EIP, (vi) 72,853 shares of common stock are reserved for issuance under the 2021 ESPP and (vii) if Proposals No. 5 and No. 6 are approved, 2,983,145 and 267,198 shares of common stock, respectively, will be reserved for issuance under the 2026 Plan and the 2026 ESPP. Accordingly, as of the record date, the Company’s common stock share reserve exceeded the Company’s authorized shares of common stock by 14,200,074 shares (or 17,139,253 shares if Proposals No. 5 and No. 6 are approved). Accordingly, at present, there are not sufficient available unissued and unreserved authorized shares of our common stock to meet the needs of our business described below under “— Reasons for Stockholder Approval”.

The proposed amendment to our Certificate of Incorporation would increase the number of shares of common stock that we are authorized to issue from 12,500,000 shares of common stock to 300,000,000 shares of common stock, representing an increase of 287,500,000 shares of authorized common stock. The proposed amendment to our Amended and Restated Certificate of Incorporation would not increase the number of shares of preferred stock that we are authorized to issue. The proposed form of amendment to our Amended and Restated Certificate of Incorporation to effect the Authorized Share Increase Proposal is attached as Annex B to this proxy statement.

Reasons for Stockholder Approval

As described in greater detail under Proposal No. 3, in connection with the Acquisition of Faeth Therapeutics completed on February 17, 2026, we issued 10,497.0980 shares of Series B Preferred Stock to the former stockholders of Faeth HoldCo, and, on February 20, 2026, we issued 14,440.395 shares of Series B Preferred Stock in the 2026 Private Placement for aggregate gross proceeds of approximately $200 million, each share of which is convertible into 1,000 shares of common stock. Subject to the receipt of stockholder approval of the Required Company Stockholder Matters, each outstanding share of Series B Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations established by each holder.

The shares of Series B Preferred Stock will automatically convert into an aggregate of 24,937,493 shares of common stock upon the third business day following receipt of approval of the Required Company Stockholder Matters in accordance with Nasdaq listing rules and up to the beneficial ownership limitations set by each holder. In addition, following the conversion of the shares of Series B Preferred Stock, a warrant we assumed in the Acquisition that is currently exercisable for 2.1020 shares of Series B Preferred Stock will become exercisable for 2,102 shares of common stock. Because our certificate of incorporation currently authorizes only 12,500,000 shares of common stock, we do not have a sufficient number of authorized shares of common stock to permit the conversion of all of the outstanding shares of Series B Preferred Stock into common stock. The approval of this Proposal No. 4 is therefore necessary to permit the conversion of the Series B Preferred Stock into common stock as contemplated by the Certificate of Designation, the Merger Agreement and the Purchase Agreement.

In addition to providing sufficient shares to permit the conversion of the Series B Preferred Stock, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of our Board of Directors for any proper corporate purpose, including, without limitation:

•	future public or private financings, including potential issuances in connection with warrants or other convertible securities;

•	acquisitions of other businesses, technologies or assets;

•	issuances in connection with the 2026 Plan and the 2026 ESPP;

•	stock dividends, stock splits or other recapitalizations; and

•	other proper corporate purposes as determined by the Board of Directors from time to time.

Except to the extent required by applicable law, regulation or the rules of the Nasdaq Stock Market, any future issuances of authorized shares of common stock may be approved by the Board of Directors without further action by our stockholders. The availability of additional authorized shares of common stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis, in order to avoid the time and expense of seeking stockholder approval in connection with any contemplated issuance, where such approval might not otherwise be required. Although the Board of Directors will issue common stock only when required or when the Board of Directors considers such issuance to be in our and our stockholders’ best interests, the issuance of additional common stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders.

Anti-Takeover and Dilutive Effects

The shares of common stock that are authorized but unissued provide the Board of Directors with flexibility to effect, among other transactions, public or private financings, including the issuance and exercise of warrants, acquisitions, stock dividends, stock splits, and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Authorized Share Proposal would continue to give the Board of Directors authority to issue additional shares from time to time without delay or further action by the stockholders, except as may be required by applicable law, regulation or Nasdaq listing rules.

The Authorized Share Increase is not being recommended in response to any specific effort of which we are aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt. While the Authorized Share Increase may be deemed to have potential anti-takeover effects, the proposal is not prompted by any specific effort or takeover threat currently perceived by management. In addition, we do not have any plans to implement additional measures having anti-takeover effects.

The Authorized Share Increase will increase the number of authorized shares of common stock and, as a result, the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of our common stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

In the event that stockholders approve this Proposal No. 4, and Proposal No. 3 is also approved and Nasdaq approves the Nasdaq Listing Application, the Series B Preferred Stock will become immediately convertible into shares of common stock, subject to any beneficial ownership limitations set by each holder and not waived. The issuance of shares of common stock upon the conversion of the Series B Preferred Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a substantially smaller percentage of our total outstanding shares of common stock after any such conversion.

As a result of the Acquisition Transactions, immediately following the PIPE Closing, equityholders of the Company immediately prior to the Acquisition owned approximately 4.9% of the common stock, equityholders of Faeth Therapeutics immediately prior to the Acquisition owned approximately 40.6% of the common stock, and the Investors in the 2026 Private Placement owned approximately 54.5% of the common stock, in each case calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of the Company and Faeth Therapeutics.

Other than the obligation to issue shares of common stock upon the conversion of the outstanding Series B Preferred Stock and shares issuable upon the exercise or settlement of outstanding stock options and restricted stock units under our existing equity plans or under the 2026 Plan and 2026 ESPP, if approved, and underlying outstanding warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the Authorized Share Increase at this time, and we have not allocated any specific portion of the authorized shares to any particular purpose.

Consequences if Proposal No. 4 Is Not Approved

In the event that our stockholders do not approve this Proposal No. 4 at the Annual Meeting, we are required to use our reasonable best efforts to secure the approvals sought in this Proposal No. 4 as soon as practicable following the date of the Annual Meeting. Pursuant to the Merger Agreement and the Purchase Agreement, if we fail to receive sufficient proxies to constitute a quorum or to obtain the required vote on this Proposal No. 4, we would be required to adjourn the Annual Meeting one or more times for up to 30 days per adjournment. Further, we will be required to hold an annual meeting or a special meeting at least every six months to solicit and take a vote on the approvals sought in this Proposal No. 4 until such approvals are obtained. The process of continuing to hold stockholder meetings to obtain such approvals would cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business. In addition, if we are unable to obtain approval of the Required Company Stockholder Matters, including this Proposal No. 4, we may be required to make significant cash settlement payments to the holders of Series B Preferred Stock who submit Notices of Conversion after August 17, 2026.

Procedure for Effecting the Authorized Share Increase

If this Proposal No. 4 is approved by our stockholders, we will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Amended and Restated Certificate of Incorporation. The Authorized Share Increase will become effective upon the date of filing and acceptance of the

Certificate of Amendment by the Secretary of State of the State of Delaware. The text of the Certificate of Amendment is set forth in Annex B to this proxy statement and is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Authorized Share Increase.

The description of the Certificate of Amendment set forth above is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Annex B to this proxy statement.

Interests of Certain Parties

In connection with the Acquisition Transactions, Anand Parikh was appointed as our Chief Operating Officer and a member of our Board. Mr. Parikh is expected to be appointed as our Chief Executive Officer if the Required Company Stockholder Matters are approved. Mr. Parikh also received shares of Series B Preferred Stock in the Acquisition that will be converted into common stock upon approval of this Proposal No. 4. In addition, as described in “Executive Officers—Expected Chief Financial Officer Following the Annual Meeting” and “Proposal No. 1 Election of Directors—Director Nominees Following the Annual Meeting” Brian Stephenson, Ph.D., is expected to be appointed as our Chief Financial Officer and Drs. Hahn and Vousden and Ms. Ramasastry are expected to be appointed to our Board if the Required Company Stockholder Matters are approved. Further, in connection with the execution of the Merger Agreement, the Company and Faeth Subsidiary entered into Support Agreements with certain of our officers and directors (solely in their capacity as stockholders), representing approximately 1.5% of shares of common stock outstanding on the record date. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock beneficially owned by such stockholder in favor of Proposals Nos. 3, 4, 5 and 6 at the Annual Meeting, subject to and in accordance with the terms of the Support Agreements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN

Overview

The Company’s stockholders are also being asked to consider and vote upon the 2026 Plan Proposal to approve the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). Our board of directors approved the 2026 Plan on April 10, 2026, and approved the grant of an award covering a total of 220,000 shares of our common stock, in each case subject to stockholder approval. If the Company’s stockholders approve the 2026 Plan, the 2026 Plan and such awards will immediately become effective. If the 2026 Plan is not approved by the Company’s stockholders, the 2026 Plan and such awards will not become effective, and no awards will be granted under the 2026 Plan. The 2026 Plan is described in more detail below.

The summary is qualified in its entirety by reference to the text of the 2026 Plan, a copy of which is attached as Annex C to this proxy statement. The Company’s stockholders should refer to the 2026 Plan for a more complete and detailed information about the terms and conditions of the 2026 Plan.

We Manage Our Equity Award Use Carefully

We continue to believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity awards, and we grant equity awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” in a manner intended to maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees.

Burn Rate

The following table provides detailed information regarding the activity related to the Company’s equity incentive program for fiscal years 2025, 2024 and 2023 but does not include information regarding any equity incentive programs of Faeth.

	2025	2024	2023
Total number of shares of common stock subject to stock options granted	47,224	136,622	39,154
Total number of shares of common stock subject to full value awards granted	—	—	18,070
Weighted-average number of shares of common stock outstanding	1,260,772	1,255,776	1,397,640
Burn Rate(1)	3.8%	10.9%	2.8%

(1)

Burn Rate is calculated as (shares of common stock subject to stock options granted + shares of common stock subject to full value awards granted) / weighted-average shares of common stock outstanding.

Overhang

The following table provides certain information regarding the Company’s equity incentive programs but does not include information on any equity incentive programs of Faeth.

As of April 13, 2026 (Record Date)
Total number of shares of common stock subject to outstanding stock options	311,164
Weighted-average exercise price of outstanding stock options	$74.31
Weighted-average remaining term of outstanding stock options	7.86 years
Total number of shares of common stock subject to outstanding full value awards(1)	631
Total number of shares of common stock available for grant under our 2021 Equity Incentive Plan	35,421
Total number of shares of common stock outstanding	1,341,140
Per-share closing price of common stock as reported on Nasdaq	$30.15

(1)

A “full value award” is any award other than a stock option or stock appreciation with respect to which the exercise or strike price is at least 100% of the fair market value of our common stock on the date of grant.

2026 Equity Incentive Plan

The 2026 Plan will be the successor to and continuation of the Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Once the 2026 Plan becomes effective, no further grants will be made under the 2021 Plan.

Eligibility. Any individual who is an employee of ours or any of our affiliates, or any person who provides services to us or our affiliates, including members of our board of directors, is eligible to receive awards under the 2026 Plan at the discretion of the plan administrator. As of March 23, 2026, we had 29 employees, approximately five consultants, and four non-employee directors.

Types of Awards. The 2026 Plan provides for the grant of incentive stock options (“ISOs”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants, including employees and consultants of our affiliates.

Authorized Shares. Subject to adjustment for specified changes in our capitalization, the maximum number of shares of our common stock that will be available for issuance under the 2026 Plan will be equal to (i) 2,671,981 shares of common stock, plus up to (ii) 311,164 shares of our common stock subject to outstanding stock awards granted under the 2021 Plan that, after the date the 2026 Plan becomes effective, are not issued because a stock award expires or otherwise terminates without all of the shares covered by the award having been issued; are not issued because the stock award is settled in cash; are forfeited or repurchased because of the failure to vest; or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price (the shares described in clause (ii), the “Returning Shares”). Options to purchase Faeth common stock that were converted into options to purchase our common stock as part of the Merger are not counted against the foregoing equity pool established by the 2026 Plan, and none of the shares subject to such options will be added to such equity pool as Returning Shares. In addition, the number of shares of our common stock reserved for issuance under the 2026 Plan will automatically increase on January 1 of each calendar year, from January 1,

2027 through January 1, 2036, in an amount equal to 5% of the total number of shares of all classes of our common stock outstanding plus all shares of our common stock issuable upon the exercise of any pre-funded warrants (without regard to any beneficial ownership limitations) on December 31 of the preceding year, or a lesser number of shares determined by our board of directors. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under the 2026 Plan is equal to 8,949,435 shares. As of April 13, 2026, the closing price of the Company’s common stock as reported on Nasdaq was $30.15 per share.

Shares subject to stock awards granted under the 2026 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the 2026 Plan. Additionally, shares become available for future grant under the 2026 Plan if (i) they were issued stock awards under the 2026 Plan and we repurchase them or they are forfeited because of the failure to vest, or (ii) they are reacquired by us to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer the 2026 Plan. Our board of directors may delegate concurrent authority to administer the 2026 Plan to our compensation committee under the terms of our compensation committee’s charter. We sometimes refer to our board of directors, or the applicable committee with the power to administer our equity incentive plans, as the administrator. The administrator may also delegate to one or more persons or bodies the authority to (i) designate employees (other than officers) to receive specified awards, and (ii) determine the number of shares subject to such awards. Such persons or bodies may not grant a stock award to themselves and neither our board of directors nor any committee may delegate authority to any person or body (who is not a member of our board of directors or such body that is not comprised solely of members of our board of directors) the authority to determine the fair market value of our common stock for purposes of the 2026 Plan.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under the 2026 Plan.

In addition, subject to the terms of the 2026 Plan, the administrator also has the power to modify outstanding awards under the 2026 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted under applicable award agreements adopted by the administrator. The administrator determines the exercise price for stock options, within the terms and conditions of the 2026 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2026 Plan vest at the rate specified in the applicable award agreement as determined by the administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock units are granted under the applicable award agreements adopted by the administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the applicable award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under applicable award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration (including future services) that may be acceptable to our board of directors and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under applicable award agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2026 Plan vests at the rate specified in the applicable award agreement as determined by the administrator.

Performance Awards. The 2026 Plan permits the grant of performance-based stock and cash awards. The administrator may structure awards so that the shares of our stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any one of, or combination of, the following as determined by the administrator: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; relative stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; share price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales, annual recurring revenue, or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholder’s equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the administrator.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. The administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any fiscal year, including stock awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to our board of directors during such calendar year, $1,000,000 in total value (in each case, calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2026 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of ISOs, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2026 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2026 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award over (ii) any exercise price payable by such holder in connection with such exercise.

Under the 2026 Plan, a corporate transaction is defined to include the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or disposition of all or substantially all of our assets; (ii) a sale or disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction where we do not survive the transaction; and (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder.

Change in Control. In the event of a change in control, as defined under the 2026 Plan, awards granted under the 2026 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Under the 2026 Plan, a change in control is defined to include: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity); (iii) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; and (iv) an unapproved change in the majority of the board of directors.

Transferability. A participant may not transfer stock awards under the 2026 Plan other than by will, the laws of descent and distribution, or as otherwise provided under the 2026 Plan.

Clawback/Recovery. All awards granted under the 2026 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as our board of directors determines necessary or appropriate.

Plan Amendment or Termination. Our board of directors has the authority to amend, suspend, or terminate the 2026 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted the 2026 Plan. No stock awards may be granted under the 2026 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the 2026 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2026 Plan. The 2026 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Tax Consequences to the Participants

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of an NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Incentive Stock Options. The 2026 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the IRS, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. For any shares received upon exercise of a stock appreciation right, the participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Tax Consequences to the Company

Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of an award under the Plan.

Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

New Plan Benefits

As of April 13, 2026, awards covering a total of 220,000 shares of the Company’s common stock have been contingently granted under the 2026 Plan, subject to stockholder approval of the 2026 Plan under this Proposal No. 5. The following table shows information regarding the grant of such awards (regardless of whether subsequently exercised or forfeited) to the persons and groups identified below.

Name and Position	Number of shares underlying options(1)
Christopher W. Gerry, President and General Counsel	220,000
All current executive officers as a group (3 persons)	220,000
All current directors who are not executive officers as a group (4 persons)	0
All employees, including all current officers who are not executive officers, as a group	0

(1)

Except as set forth in the table above, the awards, if any, that will be granted to eligible persons under the 2026 Plan will be made in the discretion of the Company’s board of directors. Therefore, the

Company cannot currently determine the benefits or number of shares subject to other awards that may be granted under the 2026 Plan in the future nor may it determine the amounts that would have been granted in the last completed fiscal year if the 2026 Plan had been in effect.

Registration with the SEC

If the 2026 Plan is approved by our stockholders and becomes effective, the Company intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the 2026 Plan as soon as reasonably practicable after approval of this Proposal No. 5.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

APPROVAL OF THE 2026 ESPP

Overview

The Company’s stockholders are also being asked to consider and vote upon the 2026 ESPP Proposal to approve the Company’s 2026 Employee Stock Purchase Plan (the “2026 ESPP”). Our board of directors approved the ESPP on April 10, 2026, subject to stockholder approval. If the Company’s stockholders approve the 2026 ESPP, the ESPP will immediately become effective. If the ESPP is not approved by the Company’s stockholders, it will not become effective. The ESPP is described in more detail below.

The summary is qualified in its entirety by reference to the text of the 2026 ESPP, a copy of which is attached as Annex D to this proxy statement. The Company’s stockholders should refer to the 2026 ESPP for a more complete and detailed information about the terms and conditions of the 2026 ESPP.

2026 Employee Stock Purchase Plan

The purpose of the 2026 ESPP is to secure and retain the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our 2026 ESPP will include two components. One component will be designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The other component will permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws.

Eligibility. Our employees and the employees of any of our designated affiliates, will be eligible to participate in the 2026 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the 2026 ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, our board of directors may also exclude from participation in the 2026 ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. As of March 23, 2026, we had 29 employees. An employee may not be granted rights to purchase stock under the 423 Component of the 2026 ESPP (a) if such employee immediately after the grant would own stock (including stock issuable upon exercise of all such employee’s purchase rights) possessing 5% or more of the total combined voting power or value of all classes of our common stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our common stock for each calendar year that the rights remain outstanding. Our board of directors may approve different eligibility rules for the Non-423 Component.

Share Reserve. The 2026 ESPP authorizes the issuance of shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. Subject to adjustment for specified changes in our capitalization, the maximum number of shares of our common stock that may be issued under the 2026 ESPP will not exceed 267,198 (the “Initial Share Reserve”). Additionally, the number of shares of our common stock reserved for issuance under the 2026 ESPP will automatically increase on January 1 of each calendar year, beginning on January 1, 2027 (assuming the 2026 ESPP becomes effective in 2026) through January 1, 2036, by the lesser of (i) 1% of the total number of shares of all classes of our common stock outstanding plus all shares of our common stock issuable upon the exercise of any pre-funded warrants (without regard to any beneficial ownership limitations), on December 31 of the preceding calendar year, and (ii) a number of shares equal to two times the Initial Share Reserve; provided that before the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). As of April 13, 2026, the closing price of the Company’s common stock as reported on Nasdaq was $30.15 per share.

Administration. Our board of directors, or a duly authorized committee thereof, will administer our 2026 ESPP. Our board may delegate concurrent authority to administer the 2026 ESPP to our compensation committee under the terms of the compensation committee’s charter. The 2026 ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the 2026 ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the 2026 ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in the 2026 ESPP and to contribute, normally through payroll deductions, up to a maximum percentage of their earnings (as defined in the 2026 ESPP) or up to a set dollar amount for the purchase of our common stock under the 2026 ESPP, in each case not exceeding 15% of the employee’s earnings. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the 2026 ESPP at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first date of an offering; or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the 2026 ESPP, as determined by our board of directors, including: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with us or one of our affiliates for a minimum period of time (not to exceed two years). No employee may purchase shares under the 2026 ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 2026 ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the board of directors will make appropriate adjustments to: (i) the number of shares reserved under the 2026 ESPP; (ii) the maximum number of shares by which the share reserve may increase automatically each year; (iii) the number of shares and purchase price of all outstanding purchase rights; and (iv) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain significant corporate transactions, including the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale of all or substantially all of our assets; (ii) a sale or disposition of more than 50% of our outstanding securities; (iii) a merger or consolidation where we do not survive the transaction; and (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the 2026 ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.

2026 ESPP Amendment or Termination. Our board of directors has the authority to amend or terminate our 2026 ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our 2026 ESPP as required by applicable law or listing requirements. If the 2026 ESPP is terminated, the Board, in its discretion, may elect to terminate all outstanding offerings either immediately or upon completion of the purchase of shares of common stock on the next purchase date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit offering to expire in accordance with their terms.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the 2026 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of the Company’s common stock acquired under the 2026 ESPP. The 2026 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Tax Consequences to Participants

423 Component of the ESPP. Rights granted under the 423 Component of the 2026 ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of the Company’s common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

Non-423 Component. A participant will be taxed on amounts withheld for the purchase of shares of the Company’s common stock as if such amounts were actually received. Under the Non-423 Component, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the purchase right over the purchase price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the purchase right, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Tax Consequences to the Company

There are no U.S. federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2026 ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of tax reporting obligations). Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

New Plan Benefits

Participation in the 2026 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the 2026 ESPP. Therefore, the Company cannot currently determine the benefits or number of shares subject to purchase rights and a new plan benefits table is thus not provided. In addition, the Company cannot determine the benefits or number of shares subject to purchase rights or that would have been received by an eligible employee in the last completed fiscal year if the 2026 ESPP had been in effect.

Registration with the SEC

If the 2026 ESPP is approved by our stockholders and becomes effective, the Company intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the 2026 ESPP as soon as reasonably practicable after the approval of this Proposal No. 6.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7

APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT VOTES FOR PROPOSALS NOS. 3, 4, 5 AND/OR 6 OR IF THE NASDAQ INITIAL LISTING APPLICATION HAS NOT YET BEEN APPROVED

If at the Annual Meeting the number of votes represented by shares of our common stock present or represented and voting in favor of any of Proposals Nos. 3, 4, 5 and/or 6 is insufficient to approve the applicable Proposal or if Nasdaq has not approved the Nasdaq Listing Application as of immediately prior to the Annual Meeting, our management may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of any of Proposals Nos. 3, 4, 5 and/or 6 or to postpone the Annual Meeting if the Nasdaq Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved.

In this Proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any of Proposals Nos. 3, 4, 5 and/or 6, including the solicitation of proxies from stockholders that have previously voted against the Proposals, or to postpone the Annual Meeting if the Nasdaq Listing Application required by Nasdaq Listing Rule 5110(a) has not yet been approved. If stockholder approval for this Proposal is not obtained, then the Annual Meeting will not be adjourned.

We are required to use our reasonable best efforts to secure the approvals sought in Proposal No. 3 and Proposal No. 4 as soon as practicable following the date of the Annual Meeting if they are not approved at the Annual Meeting. We will be required to hold an annual meeting or a special meeting at least every six months to solicit and take a vote on the approvals sought in Proposal No. 3 and Proposal No. 4 until such approvals are obtained.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 7.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date hereof:

Name	Position
Christopher W. Gerry	President and General Counsel
Anand Parikh	Chief Operating Officer
Josiah Craver	Senior Vice President of Finance

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information as of the date hereof with respect to our executive officers who are not directors. This information for Messrs. Gerry and Parikh is set forth above “Proposal No. 1—Election of Directors.”

Josiah Craver, age 43

Josiah Craver has served as our Senior Vice President of Finance since July 2024 and Principal Financial and Accounting Officer since September 2024. Prior to joining Sensei, Mr. Craver was at KALA BIO, a publicly-traded biotechnology company, from November 2020 to July 2024, most recently serving as SVP of Finance and Corporate Controller and prior to that he held senior finance positions at Solid Biosciences, a publicly-traded biotechnology company, including as VP of Finance and Corporate Controller, from 2017 to 2020. Mr. Craver began his career at PricewaterhouseCoopers in the health industries audit practice, primarily serving life science and biotech companies. Mr. Craver holds an M.S. in Accountancy from Stonehill College and is a Certified Public Accountant.

EXPECTED CHIEF FINANCIAL OFFICER FOLLOWING THE ANNUAL MEETING

If the Required Company Stockholder Matters are approved, Brian Stephenson, Ph.D., is expected to be appointed as our Chief Financial Officer, effective immediately following the Annual Meeting.

Brian Stephenson, Ph.D., age 45

Brian Stephenson has served as our Head of Operations and Finance since March 2026. Prior to joining Sensei, Dr. Stephenson served as Chief Financial Officer of BridgeBio Pharma, Inc. from October 2018 to March 2025 and as a consultant from March 2025 to March 2026. Prior to that, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018, and from 2011 to 2014, Dr. Stephenson was at Leerink Partners, an investment bank, and McKinsey & Company from 2007 to 2011. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2026 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Under these rules, beneficial ownership includes any shares of common stock over which the person has sole or shared voting power or investment power as well as any shares that the person has the right to acquire within 60 days after March 31, 2026 through the exercise of any stock option, warrant or other rights.

The percentage of shares beneficially owned is based on 1,340,333 shares of our common stock outstanding as of March 31, 2026. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise noted below, the address for each beneficial owner listed is c/o Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Greater than 5% Stockholders:
H&S Investments I LP (2)	222,081	16.6%
Cambrian BioPharma Inc. (3)	155,142	11.6%
Trails Edge Capital Partners (4)	125,000	9.3%

Named Executive Officers and Directors:
John Celebi (5)	60,479	4.3%
Edward van der Horst, Ph.D. (6)	10,674	*
Stephanie Krebs (6)	766	*
Christopher W. Gerry (7)	16,006	1.2%
Josiah Craver (6)	7,614	*
Anand Parikh (8)	42,933	3.1%
Phillip B. Donenberg (6)	158	*
Thomas Ricks (9)	21,594	1.6%
Robert Holmen (10)	6,727	*
Kristian Humer (11)	4,633	*
All current directors and executive officers as a group (7 persons)	99,665	7.0%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and filings with the SEC, if any, including Schedules 13D and 13G and Section 16 filings. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,340,333 shares of common stock outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC.

(2)

This information is based on a Schedule 13G filed by H&S Investments I LP (“H&S”), Henry Samueli and Susan Samueli on February 14, 2022, with the SEC. H&S Ventures, LLC is the general partner of H&S and Michael Schulman is the manager of H&S Ventures. Mr. Samueli and Ms. Samueli are the non-managing members of H&S Ventures, and each have the right to replace the manager of H&S Ventures at any time. Mr. Samueli and Ms. Samueli may be deemed to beneficially own any shares directly owned by H&S. The principal business address of H&S, Mr. Samueli and Ms. Samueli is 2101 E Coast Highway, 3rd Floor, Corona Del Mar, California 92625.

(3)

This information is based on a Schedule 13G/A and Form 4 filed by Cambrian BioPharma Inc. (“Cambrian”) and James Peyer with the SEC on August 4, 2023 and December 10, 2025, respectively. Cambrian is a Delaware corporation and Dr. Peyer serves as Cambrian’s Chief Executive Officer. In such capacity Dr. Peyer may direct the voting and disposition of the shares held by Cambrian, subject in certain instances to the approval of Cambrian’s board of directors. The principal business address of Cambrian and Dr. Peyer is 228 Park Avenue S #66643, New York, New York 10003.

(4)

This information is based on a Schedule 13G filed by Trails Edge Capital Partners, LP (“Trails Edge Capital”), Trails Edge Biotechnology Master Fund, LP (“Trails Edge Biotechnology”) and Ortav Yehudai on February 25, 2026 with the SEC. Trails Edge Capital, as the investment manager to Trails Edge Biotechnology, may be deemed to beneficially own these securities. Mr. Yehudai, as the Chief Investment Officer of Trails Edge Capital, exercises voting and investment discretion with respect to these shares and as such may be deemed to beneficially own these shares. The principal business address of Trails Edge Capital, Trails Edge Biotechnology and Mr. Yehudai is 3455 Peachtree Road Northeast, 5th Floor, Atlanta, Georgia 30326.

(5)	Consists of 1,000 shares of common stock and 59,479 shares of common stock issuable pursuant to stock options exercisable within 60 days following March 31, 2026.
(6)	Consists of shares of common stock issuable pursuant to stock options exercisable within 60 days following March 31, 2026.
(7)	Consists of 953 shares of common stock and 15,053 shares of common stock issuable pursuant to stock options exercisable within 60 days following March 31, 2026.
(8)

Consists of shares of common stock issuable pursuant to stock options exercisable within 60 days following March 31, 2026. Mr. Parikh also holds approximately 761 shares of Series B Preferred Stock, representing approximately 3.1% of the outstanding shares of Series B Preferred Stock.

(9)

Consists of 16,746 shares of our common stock and a warrant to purchase 72 shares of our common stock held by Ricks Family Trust, and 446 shares of common stock and 4,330 shares issuable pursuant to stock options exercisable within 60 days following March 31, 2026, held by Mr. Ricks. Mr. Ricks is a trustee of the Ricks Family Trust and accordingly may be deemed to have voting and dispositive power with respect to the shares held by Ricks Family Trust.

(10)	Consists of 1,279 shares of common stock and 5,448 shares of common stock issuable pursuant to stock options exercisable within 60 days following March 31, 2026.
(11)	Consists of 446 shares of common stock and 4,187 shares issuable pursuant to stock options exercisable within 60 days following March 31, 2026.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of our records and representations made by our directors and officers and certain of our more than 10% stockholders regarding their filing obligations, we believe that during the year ended December 31, 2025, our directors, executive officers and more than 10% stockholders complied with all applicable Section 16(a) filing requirements, except for Form 4s that were filed three days late on February 26, 2025 due to administrative error for each of Edward van der Horst and John Celebi related to shares withheld to satisfy withholding tax obligations upon the vesting of RSUs.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2025, consisting of our principal executive officers who served during the fiscal year, our next most highly compensated executive officer who was serving as an executive officer at the end of the fiscal year and former executive officers who would have qualified as named executive officers for the fiscal year but for the fact that they were not serving as an executive officer as of the end of the fiscal year, were:

•	John Celebi, our former President and Chief Executive Officer through November 14, 2025;

•	Christopher W. Gerry, our President and General Counsel beginning November 14, 2025;

•	Stephanie Krebs, our former Chief Business Officer through November 14, 2025;

•	Edward van der Horst, Ph.D., our former Chief Scientific Officer through November 14, 2025; and

•	Josiah Craver, our Senior Vice President of Finance.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John Celebi	2025	481,928	—	133,597	—	644,975	(2)	1,260,500
Former President and Chief Executive Officer	2024	535,600	—	311,289	268,804	67,950	(3)	1,183,643
Christopher W. Gerry (4) President and General Counsel	2025	398,181	—	18,556	—	17,863	(5)	434,600
Stephanie Krebs	2025	346,420	—	44,535	—	339,746	(6)	730,701
Former Chief Business Officer	2024	385,000	—	40,602	140,525	18,259	(7)	584,386
Edward van der Horst, Ph.D.	2025	357,083	—	40,824	—	351,283	(8)	749,190
Former Chief Scientific Officer	2024	400,000	—	109,948	142,000	15,768	(7)	667,716
Josiah Craver (4) SVP, Finance	2025	372,650	—	18,556	—	18,504	(5)	409,710

(1)

The amounts disclosed represent the aggregate grant date fair value of the awards granted to our named executive officers during 2025 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Form 10-K, filed with the SEC on March 30, 2026. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)

Includes the following amounts paid (or to be paid) under the terms of his employment agreement in connection with his termination of employment (without cause) by the Company, effective November 14, 2025: (i) cash severance in the aggregate amount of $554,346 payable through November 13, 2026 in accordance with our usual payroll practices and (ii) reimbursement of up to $48,866 for health insurance premiums for Mr. Celebi and his family for the twelve-month period through November 2026. Additionally includes a housing allowance of $24,847, parking allowance, life insurance premiums, tax payments (including $608 in tax gross up payments), cell phone reimbursement and 401(k) plan matching contributions of $14,000.

(3)

Includes a housing allowance of $45,507, vehicle allowance, parking allowance, life insurance premiums, tax payments (including $1,155 in tax gross up payments), cell phone reimbursement and 401(k) plan matching contributions of $13,800.

(4)	Mr. Gerry and Mr. Craver were not named executive officers for the year ended December 31, 2024 and accordingly compensation data for them for 2024 has been omitted from this table.

(5)	Includes life insurance premiums, cell phone reimbursement and 401(k) plan matching contributions of $14,000.
(6)

Includes the following amounts paid (or to be paid) under the terms of her employment agreement in connection with her termination of employment (without cause) by the Company, effective November 14, 2025: (i) cash severance in the aggregate amount of $298,856 payable through August 15, 2026 in accordance with our usual payroll practices and (ii) reimbursement of up to $24,524 for health insurance premiums for Ms. Krebs and her family for the nine-month period through August 2026. Additionally includes life insurance premiums, cell phone reimbursement and 401(k) plan matching contributions of $14,000.

(7)	Includes life insurance premiums, cell phone reimbursement and 401(k) plan matching contributions of $13,800.
(8)

Includes the following amounts paid (or to be paid) under the terms of his employment agreement in connection with his termination of employment (without cause) by the Company, effective November 14, 2025: (i) cash severance in the aggregate amount of $307,500 payable through August 15, 2026 in accordance with our usual payroll practices and (ii) reimbursement of up to $27,073 for health insurance premiums for Mr. van der Horst and his family for the nine-month period through August 2026. Additionally includes life insurance premiums, cell phone reimbursement and 401(k) plan matching contributions of $14,000.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. Our Compensation Committee historically has determined to set cash compensation at approximately the 50th percentile of our peer company data for comparable positions and total equity award value between the 50th and 75th percentile, though variations on this pay positioning may occur from year to year.

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Celebi’s annual base salary was $554,346 until his termination in November 2025, Ms. Krebs’ annual base salary was $398,745 until her termination in November 2025 and Dr. van der Horst’s annual base salary was $410,000 until his termination in November 2025. Mr. Gerry’s annual base salary was $396,550 until November 14, 2025, when his base salary increased to $425,000, and Mr. Craver’s annual base salary was $370,800 until November 14, 2025, when his base salary increased to $400,000, with each such increase pursuant to such named executive officer’s retention agreement described in “—Employment Agreements with our Named Executive Officers—Retention Agreements”.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations and individual performance for each fiscal year. Our named executive officers are eligible to receive annual bonuses of up to a percentage of the applicable executive’s gross base salary based on performance metrics, as determined by our Compensation Committee. For 2025 and 2024, the target bonus for each of Mr. Celebi, Mr. Gerry, Ms. Krebs, Dr. van der Horst and Mr. Craver was 55%, 35%, 40%, 40% and 35%, respectively, of their respective base salaries. Messrs. Gerry and Craver are eligible to receive an annual target bonus equal to 40% of their respective base salaries beginning with the year ending December 31, 2026 pursuant to such named executive officer’s retention agreement described in “—Employment Agreements with our Named Executive Officers—Retention Agreements”.

The actual performance-based annual bonus paid, if any, has historically been calculated by multiplying the executive’s annual base salary at year-end, target bonus percentage and, respectively, the percentage attainment of the corporate goals established for such year, and the percentage attainment of individual goals. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts.

Our 2025 corporate goals consisted of research and development, business development and financial objectives. In light of the Company’s strategic alternatives review process and the subsequent execution of the Acquisition Transactions, the Compensation Committee determined not to conduct a formal assessment of the 2025 corporate goals. No annual bonuses were paid to any named executive officer for the year ended December 31, 2025. In lieu of the annual bonus program for 2025, in December 2025 the Compensation Committee approved retention bonuses for Messrs. Gerry and Craver, as described in “—Employment Agreements with our Named Executive Officers—Retention Agreements” below.

Equity-Based Incentive Awards

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity awards broadly to our employees. Grants to our executives and other employees are made at the discretion of our board of directors and Compensation Committee. Our Compensation Committee grants stock options, restricted stock units, or a combination of both to our employees, including our named executive officers.

On February 14, 2025, Mr. Celebi, Mr. Gerry, Ms. Krebs, Dr. van der Horst and Mr. Craver were granted stock options to purchase 17,999 shares, 2,500 shares, 6,000 shares, 5,500 shares and 2,500 shares, respectively. One-fourth of the shares underlying the stock options vest on February 14, 2026, with the remainder vesting monthly over an additional 36 months of continuous service.

For additional information about equity grants made historically to our named executive officers, please see “—Outstanding Equity Awards as of December 31, 2025” below.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during fiscal 2025.

Termination or Change in Control Benefits

Each of our named executive officers’ employment agreements entitles them to certain benefits upon a qualifying termination. For additional discussion, please see “Employment Agreements with our Named Executive Officers” below.

Health and Welfare; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances (including Mr. Celebi’s housing and vehicle allowances).

401(k) Plan

We maintain a safe harbor 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Code, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we make matching contributions or discretionary contributions to the 401(k) plan up to a maximum of 4% of such employee’s annual compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Severance Plan

On April 10, 2026, the Board, upon recommendation of the Compensation Committee and following a review of market practices conducted by the Compensation Committee’s independent compensation consultant, Alpine Rewards, adopted the Sensei Biotherapeutics, Inc. Severance and Change in Control Plan (the “Severance and CIC Plan”), effective as of the same date, under which the Company’s executive officers and certain additional key employees are eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment with the Company, subject to the conditions set forth in the Severance and CIC Plan.

Participation in the Severance and CIC Plan is limited to employees who have been designated by the administrator of the plan as eligible to participate and who have executed a participation agreement. Messrs. Gerry, Craver and Parikh have been designated as eligible to participate in the Severance and CIC Plan.

Upon an involuntary termination by the Company without Cause or a resignation by the participant for Good Reason (in each case, excluding termination due to death or disability) (a “Covered Termination”) outside of the period beginning three months prior to and ending twelve months following a Change in Control (a “Change in Control Period”), participants are entitled to cash severance equal to a specified number of months of base salary (12 months for Mr. Parikh, nine months for Mr. Gerry and six months for Mr. Craver) (such period, the “Standard Severance Period”), paid in installments over the Standard Severance Period, plus Company-paid COBRA premiums for up to the Standard Severance Period, provided that the participant is eligible for and timely makes the necessary elections for continuation coverage. No equity acceleration is provided in connection with a Covered Termination outside of the Change in Control Period.

Upon a Covered Termination occurring during the Change in Control Period, participants are instead entitled to enhanced cash severance equal to a specified number of months of base salary (18 months for Mr. Parikh and 12 months for each of Messrs. Gerry and Craver) (such period, the “CIC Severance Period”), paid in a lump sum, plus a lump-sum bonus payment equal to a specified multiple of the participant’s target annual bonus (1.5x for Mr. Parikh and 1.0x for each of Messrs. Gerry and Craver), Company-paid COBRA premiums for up to the CIC Severance Period, and full acceleration of all then-outstanding time-based equity awards.

Receipt of benefits under the Severance and CIC Plan is conditioned upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company, which must become effective within 60 days following the Covered Termination. The Severance and CIC Plan includes a “best after-tax” provision under Section 280G of the Code, pursuant to which any payments that would constitute “parachute payments” will be reduced to the safe harbor amount only if such reduction would result in a greater after-tax benefit to the participant than receiving the full payment and paying the applicable excise tax. The Severance and CIC Plan supersedes any prior individual agreement between the Company and a participant to the extent such agreement provides for equity acceleration or severance benefits, provided that if a participant’s existing arrangement provides more favorable terms, such participant will receive the greater benefit. All payments and benefits under the Severance and CIC Plan are subject to the Company’s clawback policy. The Severance and CIC Plan is administered by the Board or Compensation Committee and may be amended or terminated at any time, subject to the requirement that a participant’s rights under an effective participation agreement may not be adversely affected without the participant’s written consent.

Employment Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. The agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, target bonus, eligibility for employee benefits and severance benefits upon a qualifying termination of employment. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change of control, are described below.

Employment Agreements

Mr. Celebi’s employment agreement became effective upon the closing of our initial public offering. Our employment agreement with Mr. Gerry was most recently amended and restated effective July 31, 2024 in connection with his appointment as our SVP, General Counsel. Our employment agreement with Dr. van der Horst was most recently amended and restated effective December 7, 2022 in connection with his appointment as our Chief Scientific Officer. Our employment agreement with Ms. Krebs became effective November 1, 2023 in connection with her appointment as our Chief Business Officer. Our employment agreement with Mr. Craver became effective July 22, 2024 in connection with his appointment as our Senior Vice President, Finance.

The employment agreements with Mr. Celebi, Ms. Krebs and Dr. van der Horst provided that, subject to certain conditions and limitations, upon a termination without Cause or resignation for Good Reason not in connection with a Change in Control: Mr. Celebi was eligible to receive continued payment of his base salary for 12 months; and Ms. Krebs and Dr. van der Horst were each eligible to receive continued payment of their base salaries for nine months. Each such officer was also eligible to receive Company-paid COBRA premiums for the applicable severance period.

In addition, upon a termination without Cause or resignation for Good Reason within 12 months following a Change in Control, Mr. Celebi was eligible to receive a lump-sum cash severance benefit equal to 18 months of base salary and 150% of his target bonus, and Ms. Krebs and Dr. van der Horst were each eligible to receive a lump-sum cash severance benefit equal to 12 months of base salary and 100% of the officer’s target bonus, in each case together with Company-paid COBRA premiums for the applicable severance period and full acceleration of all unvested equity awards.

The severance benefits described above were conditioned upon the applicable officer’s execution and non-revocation of a separation agreement, including a release of claims, and compliance with certain restrictive covenants.

The employment agreements with Messrs. Gerry and Craver also provide for severance benefits upon a qualifying termination, including continued base salary payments and Company-paid COBRA premiums (and, in the case of a qualifying termination in connection with a Change in Control, a lump-sum payment and equity acceleration). These severance provisions have been superseded by the Severance and CIC Plan described above, which provides severance benefits that are at least as favorable as those under their respective employment agreements in all circumstances. For a description of the severance benefits currently applicable to Messrs. Gerry and Craver, see “—Severance Plan” above.

On November 14, 2025, the Board determined to terminate the employment of Mr. Celebi, Dr. van der Horst and Ms. Krebs, effective as of 5:30 p.m. ET on November 14, 2025 (the “Effective Time”). In connection with such terminations, each of Mr. Celebi, Dr. van der Horst and Ms. Krebs were entitled to receive severance compensation as provided in his or her respective employment agreement, as described above, subject to the conditions set forth therein.
Consulting Agreements
In addition, effective as of November 14, 2025, each of Mr. Celebi, Dr. van der Horst and Ms. Krebs entered into an independent contractor agreement with the Company (collectively, the “Consulting Agreements”), pursuant to which each will provide certain consulting services to the Company. Under the Consulting Agreements, each of Mr. Celebi, Dr. van der Horst and Ms. Krebs will be compensated at a rate of $425 per hour for time actually spent providing consulting services, subject to a maximum of 20 hours per week without the prior written consent of the Company. The Consulting Agreements have a term of six months and may be terminated by either party at any time without cause upon not less than 15 days’ prior written notice. Either party may also immediately terminate a Consulting Agreement upon written notice in the event of a breach which cannot be cured or in the event either party is accused of a crime or unethical conduct. The Consulting Agreements also contain customary provisions regarding proprietary rights, confidentiality, and the treatment of the consulting engagement as continued service for purposes of the vesting of outstanding equity awards held by each consultant.
Retention Agreements
On December 22, 2025, the Company entered into retention agreements with Messrs. Gerry and Craver (the “Retention Agreements”), which amend in part the compensatory provisions of their existing employment agreements with the Company. Pursuant to the Retention Agreements, the Company agreed that the annual base salaries for Messrs. Gerry and Craver would be $425,000 and $400,000, respectively, each effective as of November 14, 2025. Messrs. Gerry and Craver are also eligible to receive an annual target bonus equal to 40% of their respective base salaries beginning with the year ending December 31, 2026.
In addition, pursuant to the Retention Agreements, Messrs. Gerry and Craver were each eligible for a first retention bonus equal to their full target annual bonus for 2025 if they remained employed at the Company through February 13, 2026, or if they were terminated without Cause or resigned for Good Reason (each, as defined in the Retention Agreements) prior to February 13, 2026 not in connection with a Change in Control. The first retention bonus was earned and paid to each of Messrs. Gerry and Craver on February 13, 2026 in accordance with the terms of the Retention Agreements.
On February 17, 2026, in connection with the closing of the Acquisition, the Company entered into amendments to the Retention Agreements with each of Messrs. Gerry and Craver (the “Retention Agreement Amendments”). The Retention Agreement Amendments replaced the second retention bonus and additional non-CIC
severance benefit provisions of the original Retention Agreements with a revised second retention bonus. Under the Retention Agreement Amendments, if Mr. Gerry or Mr. Craver remains employed by the Company through the date of the Annual Meeting, they will each be entitled to receive a lump-sum
retention bonus equal to the sum of (i) the aggregate cash severance payments that would be payable under the CIC severance provisions of such executive’s employment agreement (consisting of 12 months of base salary plus 100% of target annual bonus) and (ii) a pro-rated
portion of such executive’s target annual bonus for 2026, calculated based on the number of full months employed during 2026 as of the date of the Annual Meeting. If the Company terminates either executive’s employment without Cause or the executive resigns for Good Reason prior to the Annual Meeting, the second retention bonus will be payable (with the pro-rated
bonus component calculated as of the termination date). The retention bonuses described in this section are payable independently of, and in addition to, any severance benefits to which Mr. Gerry or Mr. Craver may become entitled under the Severance and CIC Plan upon a qualifying termination of employment.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025.

From time to time, we may also engage in transactions in our own securities, such as in connection with our prior stock repurchase program. We have procedures in place designed to ensure our compliance with applicable laws and regulations relating to insider trading in connection with any such transactions.

Policy on Hedging and Speculative Trading

Our insider trading and window period policy prohibits directors, officers and employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our stock at any time.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment. A copy of our Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2025:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(10)
John Celebi	2/14/2025	—	17,999	(1)	$9.52	2/14/2035
	12/20/2024	17,750	—		$9.00	12/20/2034
	2/15/2024	15,512	8,531	(3)	$15.70	2/15/2034
	2/15/2023	3,187	1,312	(5)	$28.60	2/15/2033	533	$5,687	(7)
	2/15/2022	7,743	336	(7)	$86.00	2/15/2032	674	$7,192	(8)
	2/4/2021	20,833	—		$380.00	2/3/2031
	2/15/2020	27,968	—		$64.40	8/4/2030
	2/22/2018	1,333	—		$2,457.60	4/1/2028
Christopher W. Gerry	2/14/2025	—	2,500	(1)	$9.52	2/14/2035
	12/20/2024	4,999	—		$9.00	12/20/2034
	2/15/2024	4,526	1,355	(3)	$15.70	2/15/2034
	2/15/2023	779	321	(5)	$28.60	2/15/2033	130	$1,387.10	(8)
	7/29/2022	3,203	547	(6)	$38.20	7/29/2032
Stephanie Krebs	2/14/2025	—	6,000	(1)	$9.52	2/14/2035
	12/20/2024	6,000	—		$9.00	12/20/2034
	11/1/2023	3,255	2,995	(4)	$16.40	11/1/2033

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(10)
Edward van der Horst, Ph.D.	2/14/2025	—	5,500	(1)	$9.52	2/14/2035
	12/20/2024	5,000	—		$9.00	12/20/2034
	2/15/2024	7,369	3,385	(3)	$15.70	2/15/2034
	2/15/2023	2,656	1,093	(5)	$28.60	2/15/2033	443	$4,727	(8)
	2/15/2022	2,107	92	(7)	$86.00	2/15/2032	184	$1,963	(9)
	10/8/2021	999	—		$173.80	10/31/2031
	2/4/2021	3,645	—		$380.00	2/3/2031
	2/15/2020	2,760	—		$64.40	8/4/2030
	9/3/2019	156	—		$326.40	9/2/2029
Josiah Craver	2/14/2025	—	2,500	(1)	$9.52	2/14/2035
	12/20/2024	5,000	—		$9.00	12/20/2034
	7/31/2024	1,416	2,584	(2)	$13.20	7/31/2034

(1)

The unvested shares underlying this option vest 25% on February 15, 2026 and thereafter in 36 equal monthly installments until February 15, 2029, generally subject to the officer’s continued service through each applicable vesting date.

(2)	The unvested shares underlying this option vest in 31 equal monthly installments until July 22, 2028, subject to the officer’s continued service through each applicable vesting date.

(3)	The unvested shares underlying this option vest in 26 equal monthly installments until February 15, 2028, subject to the officer’s continued service through each applicable vesting date.
(4)	The unvested shares underlying this option vest in 23 equal monthly installments until November 01, 2027, generally subject to the officer’s continued service through each applicable vesting date.
(5)	The unvested shares underlying this option vest in 14 equal monthly installments until February 15, 2027, generally subject to the officer’s continued service through each applicable vesting date.
(6)	The unvested shares underlying this option vest in 7 equal monthly installments until July 18, 2026, generally subject to the officer’s continued service through each applicable vesting date.
(7)	The unvested shares underlying this option vest in 2 equal monthly installments until February 15, 2026, generally subject to the officer’s continued service through each applicable vesting date.
(8)
The unvested shares underlying this restricted stock unit vest in equal yearly installments until February 15, 2027, generally subject to the officer’s continued service through each applicable vesting date.

(9)
The unvested shares underlying this restricted stock unit vest in equal yearly installments until February 15, 2026, generally subject to the officer’s continued service through each applicable vesting date.

(10)	The market value amount is calculated based on the closing price of our common stock of $10.67 per share on December 31, 2025.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We have granted stock options to our employees, including our named executive officers, in 2024 and 2025. We typically have granted new-hire
stock option awards or promotion stock option awards on or soon after a new hire’s employment start date or promotion, as applicable. Additionally, we have typically granted annual refresh employee stock option awards in the first quarter of each fiscal year, which refresh grants are typically approved following our regularly scheduled meeting of the Compensation Committee in which annual refresh grants are considered. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

6
3

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned or paid to our non-employee directors during the year ended December 31, 2025. John Celebi, our former President and Chief Executive Officer, was also a member of our Board of Directors, but did not receive any additional compensation for his service as a director. Mr. Gerry, our President and General Counsel, and our Principal Executive Officer, was appointed to the Board of Directors on February 13, 2026 but will not receive any additional compensation for his service as a director. Mr. Donenberg was appointed to the Board of Directors on February 13, 2026 and will be compensated as a director in accordance with the Company’s non-employee director compensation program described below. Mr. Parikh, our Chief Operating Officer, was appointed to the Board of Directors on February 17, 2026, but will not receive any additional compensation for his service as a director. Mr. Celebi and Mr. Gerry’s compensation as executive officers is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Total ($)
Bob Holmen	57,536	—	4,682	62,218
Kristian Humer	44,179	—	4,682	48,861
James Peyer, Ph.D.	44,000	—	4,682	48,682
William Ringo	83,000	—	4,682	87,682
Thomas Ricks	55,516	—	4,682	60,198

(1)

Amounts reported represent the aggregate grant date fair value of equity awards granted to our directors during 2025 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Form 10-K, filed with the SEC on March 30, 2026. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(2)

Represents an option to purchase 950 shares of our common stock granted on May 21, 2025 at an exercise price of $6.404 per share. As of December 31, 2025, Mr. Holmen, Mr. Humer, Dr. Peyer, Mr. Ringo and Mr. Ricks held options to purchase 5,448, 4,187, 3,380, 3,527 and 4,330 shares of our common stock, respectively.

Non-Employee Director Compensation Policy

In April 2026, following a review of competitive market data prepared by Alpine Rewards, the Compensation Committee’s independent compensation consultant, the Compensation Committee recommended, and the Board of Directors approved, an amended non-employee director compensation policy (the “2026 Amended Policy”).

Under the 2026 Amended Policy, each non-employee director receives cash compensation as follows:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for independent chair	70,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee non-chair member	10,000
Additional retainer for compensation committee chair	15,000
Additional retainer for compensation committee non-chair member	7,500
Additional retainer for nominating and corporate governance committee chair	10,000
Additional retainer for nominating and corporate governance committee non-chair member	5,000

Under the 2026 Amended Policy, each non-employee director receives equity compensation as follows:

Initial equity award. Each new non-employee director elected or appointed to our board of directors will be granted an option to purchase 25,000 shares of our common stock, vesting in 36 substantially equal monthly installments following the grant date.

Annual equity awards. On the date of each annual meeting of stockholders of our company, each non-employee director who has served as a non-employee director for at least six months prior to such stockholder meeting and who will continue to serve on our board of directors will be granted an option to purchase 12,500 shares of our common stock, vesting in monthly installments such that the option is fully vested on the earlier of the first anniversary of the grant date or the date of our next annual stockholder meeting.

All equity awards held by a non-employee director will vest in full upon a change in control.

In addition, under the 2026 Amended Policy all stock options granted to non-employee directors shall remain exercisable following the termination of a director’s service to the Company until the earliest of (x) four years following such termination of service, (y) the expiration of the option and (z) the later of (i) the number of full years of service to the Company provided by such director and (ii) three months after termination for any reason other than death or disability, 12 months after termination due to disability or 18 months due to death. Stock options shall expire immediately upon termination of a director for cause. The foregoing provisions regarding the post-termination exercise period apply to all stock options previously granted to our directors and all stock options granted in the future.

DESCRIPTION OF CAPITAL STOCK

General

Under our certificate of incorporation, our authorized capital stock consists of 12,500,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, 25,045 shares of which are designated as Series B Non-Voting Convertible Preferred Stock and 15,045 shares of which are undesignated. Our Board may establish the rights and preferences of the undesignated preferred stock from time to time.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share of common stock. Our common stock does not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of our common stock have no preemptive rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Series B Non-Voting Convertible Preferred Stock

On February 17, 2026, our Board designated 25,045 shares of preferred stock as Series B Non-Voting Convertible Preferred Stock. As of April 13, 2026, we had 24,937.493 shares of preferred stock outstanding, all of which are Series B Non-Voting Convertible Preferred Stock. Each share of Series B Non-Voting Convertible Preferred Stock is convertible into 1,000 shares of common stock, subject to certain limitations, as described above. The rights of the Series B Non-Voting Convertible Preferred Stock are set forth in the Certificate of Designation, attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 18, 2026 (the “Certificate of Designation”). Please see “Description of Series B Preferred Stock” under Proposal No. 3 for a complete description of the Certificate of Designation and the rights of the Series B Non-Voting Convertible Preferred Stock.

Preferred Stock Purchase Rights

On March 7, 2023, a special committee of the Board adopted a stockholder rights plan and declared a dividend of one right (a “Right”) for each outstanding share of common stock of the Company. Each Right entitled the registered holder thereof under certain circumstances to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock. The terms of the Rights were set forth in a Stockholder Rights Agreement, dated as of March 7, 2023, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (as amended, the “Rights Agreement”).

The Rights expired pursuant to the terms of the Rights Agreement on March 7, 2025. Accordingly, on March 26, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination eliminating from its Amended and Restated Certificate of Incorporation, as amended, the designation of certain shares of its preferred stock as Series A Junior Participating Cumulative Preferred Stock, which had been designated for potential use in connection with the Rights Agreement. As a result, all shares of preferred stock previously designated as Series A Junior Participating Cumulative Preferred Stock were eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the Board, chief executive officer or president, or by a resolution adopted by a majority of our Board.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation and bylaws eliminate the right of stockholders to act by written consent without a meeting.

Staggered Board

Our Board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our certificate of incorporation provides that no member of our Board may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our convertible preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom is the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for a breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our certificate of incorporation, or our bylaws (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against us or any of our current or former directors, officers, or other employees governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. Our certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Additionally, our certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

Amendment of Certificate of Incorporation Provisions

The amendment of any of the above provisions, except for the provision making it possible for our Board to issue convertible preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, Floor 53, New York, NY 10005.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNSE”.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	274,380	(1)	$6.98	(2)	162,061	(3)
Equity compensation plans not approved by security holders	1,372		$1,856.63		—
Total	275,752				162,061

(1)	Includes shares issuable upon exercise of outstanding options under our 2018 Equity Incentive Plan and 2021 Plan.
(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of common stock underlying RSUs, which have no exercise price. There are no warrants outstanding under our equity compensation plans.

(3)

Consists of shares available under the 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2025. On January 1 of each year, the number of shares reserved under the 2021 Plan and the ESPP is automatically increased by 4.0% and 1.0%, respectively, of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our board of directors. As a result, an additional 50,467 shares and 12,616 shares were added to the number of available shares under the 2021 Plan and ESPP, respectively, effective January 1, 2026.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Certain Related Party Transactions

Except as described below, there have been no transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed years, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation.”

Investors’ Rights Agreement

We are party to an investors’ rights agreement (the “IRA”) with certain holders of our convertible preferred stock, including our 5% stockholders and their affiliates. The IRA provides these stockholders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, and also the right to obligate us to an agreement to provide for additional rights to demand that we file a registration statement or request that their shares be covered by a registration statement that we have filed and maintain as effective.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For this year’s Annual Meeting, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Sensei Biotherapeutics, Inc., Attn: Secretary, 1405 Research Blvd, Suite 125, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher W. Gerry

President, General Counsel and Secretary

Dated: April 27, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Sensei Biotherapeutics, Inc., 1405 Research Blvd, Suite 125, Rockville, Maryland 20850.

ANNEX A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SENSEI BIOTHERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 17, 2026, Sensei Biotherapeutics, Inc. (the “Company”) acquired Faeth Holdings Therapeutics, Inc. (“Faeth HoldCo”) and its wholly owned subsidiary Faeth Therapeutics, LLC (“Faeth Subsidiary” and, together with Faeth HoldCo, “Faeth Therapeutics” or “Faeth”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2026, by and among the Company, its merger subsidiaries, Faeth HoldCo and Faeth Subsidiary (such transaction, the “Acquisition”).

Under the terms of the Merger Agreement, the Company issued to the stockholders of Faeth an aggregate of 10,497.0980 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), representing 10,497,098 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations. The outstanding warrant to purchase shares of Faeth Subsidiary capital stock was converted into a warrant to purchase an aggregate of 2.1020 shares of Series B Preferred Stock, representing a warrant to purchase 2,102 shares of Common Stock on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations. In addition, all outstanding options to purchase Faeth Subsidiary common stock were assumed by the Company and were converted into options to purchase an aggregate of 252,210 shares of Common Stock (the “Assumed Options”). In connection with the Acquisition, stock options to purchase 6,338,670 shares of Faeth common stock, held by certain Faeth employees, were immediately exercised by the Faeth employees, of which 5,021,724 options had their vesting accelerated. Faeth HoldCo paid $14.8 million to cover tax liabilities created by such exercise of the options.

Concurrently with the acquisition of Faeth Therapeutics, on February 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with new and returning investors to raise $200.0 million of gross proceeds in which investors were issued an aggregate of 14,440.395 shares of Series B Preferred Stock, or 14,440,395 on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations, (the “PIPE Securities”) at a price of $13,850 per share, or $13.85 per share on an as-converted-to-common basis, (collectively, the “Financing”). The Financing closed on February 20, 2026.

Subject to the receipt of stockholder approval of the Parent Stockholder Matters (as defined in the Merger Agreement), each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain beneficial ownership limitations established by each holder. As a result of the transactions, equityholders of the Company immediately prior to the acquisition owned approximately 4.9% of the Common Stock, equityholders of Faeth Therapeutics immediately prior to the acquisition owned approximately 40.6% of the Common Stock and investors in the Financing owned approximately 54.5% of the Common Stock, in each case, calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of the Company and Faeth Therapeutics.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may result from the Acquisition.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between the preliminary accounting and estimates reflected in the unaudited pro forma condensed combined financial information and the final accounting and estimates may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined Company’s future results of operations and financial position.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies of the two companies. Following the Acquisition, management will conduct a final review of the Company’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Faeth’s results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and presents the combined historical consolidated financial position and consolidated results of operations of the Company and the historical combined financial position and results of operations of Faeth, adjusted to give effect to (i) the Acquisition and the Financing and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Acquisition and Financing, based on the historical financial statements and accounting records of the Company and Faeth after giving effect to the Acquisition and Financing and the related pro forma adjustments as described in the notes included below.

The unaudited pro forma combined statements of operations for the year ended December 31, 2025 combine the historical statements of operations of the Company and Faeth, giving effect to the Acquisition and Financing as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition and Financing took place on December 31, 2025, and combines the historical balance sheets of the Company and Faeth as of such date.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of the Company and Faeth, and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and the Company’s Current Report on Form 8-K/A, filed with the SEC on April 14, 2026.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the following:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements.

(ii)	The historical audited financial statements of the Company and the related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2025;

(iii)	The historical audited financial statements of Faeth and the related notes as of and for the year ended December 31, 2025 included in this Form 8-K/A;

(iv)	The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

(in thousands)

	Historical Sensei Biotherapeutics, Inc.	Historical Faeth Therapeutics, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Sensei Biotherapeutics, Inc.
Assets
Current assets:
Cash and cash equivalents	$8,668	$20,392	$164,820	A	$193,880
Prepaid expenses and other current assets	231	789			1,020
Marketable securities	12,516	—			12,516
Other current assets	92	—			92

Total current assets	21,507	21,181	164,820		207,508

Right-of-use assets—operating leases, net	1,294	—			1,294
Right-of-use assets—financing leases, net	1	—			1
Property and equipment, net	82	10			92
Prepaid expenses and other noncurrent assets	—	35			35
Restricted cash	—	48			48
Other non-current assets	18	—			18

Total assets	$22,902	$21,274	$164,820		$208,996

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,481	$3,188			$4,669
Compensation and employee benefits liabilities	1,320	—			1,320
Operating lease liabilities, current	1,370	—			1,370
Financing lease liabilities, current	80	—			80

Total current liabilities	4,251	3,188	—		7,439

Operating lease liabilities, non-current	59	—			59
Other long-term liabilIties	—	1			1

Total liabilities	$4,310	$3,189	$—		$7,499
Commitments and contingencies
Redeemable convertible preferred stock	—	90,708	237,490	B	328,198
Stockholders’ Deficit:
Common stock	—	1	(1)	C	-
Additional paid-in capital	301,728	5,046	(2,807)	C	303,967
Accumulated deficit	(283,137)	(77,670)	(69,862)	C	(430,669)
Accumulated other comprehensive loss	1	—			1

Total stockholders’ (deficit) equity	18,592	(72,623)	(72,670)		(126,701)

Total liabilities, convertible preferred stock and stockholders’ deficit	$22,902	$21,274	$164,820		$208,996

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share amounts)

	Historical Sensei Biotherapeutics, Inc.	Historical Faeth Therapeutics, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Sensei Biotherapeutics, Inc.
Operating expenses:
Research and development	$10,960	$11,981	$13,823	D	$36,764
General and administrative	11,328	4,334	18,181	E	33,843
Acquired in-process research and development	—	—	129,537	F	129,537

Total operating expenses	22,288	16,315	161,541		200,144

Loss from operations	$(22,288)	$(16,315)	$(161,541)		$(200,144)

Other income (expense), net:
Interest income	1,239	362	—		1,601
Interest expense	(32)	—	—		(32)
Other expense, net	(4)	(72)	—		(76)

Total other income, net	1,203	290			1,493

Net loss	$(21,085)	$(16,025)	$(161,541)		$(198,651)

Net loss per share—basic and diluted	$(16.72)				$(157.56)

Weighted-average common stock outstanding—basic and diluted	$1,260,772				$1,260,772

Comprehensive loss:
Net loss	$(21,085)	$(16,025)	$(161,541)		$(198,651)
Other comprehensive items:
Unrealized gain on marketable securities	14	—	—		14

Total other comprehensive income	14	—	—		14

Total comprehensive loss	$(21,071)	$(16,025)	$(161,541)		$(198,637)

SENSEI BIOTHERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of presentation

Description of the Transactions

On February 17, 2026, the Company acquired Faeth through the Acquisition. Upon consummation of the Acquisition, the Company issued to the stockholders of Faeth HoldCo an aggregate of 10,497.0980 shares of Series B Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock, subject to stockholder approval of the Parent Stockholder Matters and beneficial ownership limitations. Pursuant to the terms of the Merger Agreement, each option to purchase Faeth Subsidiary common stock was assumed by the Company and was converted into an option, as applicable, to purchase Common Stock and the warrant to purchase Faeth Subsidiary common stock was converted into a warrant to purchase Series B Preferred Stock. Once exercisable, the Assumed Options will be exercisable for an aggregate of 252,210 shares of Common Stock.

On February 17, 2026, the Company entered into the Purchase Agreement with new and returning investors, pursuant to which the Company agreed to sell an aggregate of 14,440.395 shares of Series B Preferred Stock for an aggregate cash purchase price of approximately $200.0 million. Each share of Series B Preferred Stock is convertible into 1,000 shares of Common Stock, subject to stockholder approval of the Parent Stockholder Matters and beneficial ownership limitations. The closing of the Financing occurred on February 20, 2026.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration, among other matters: (i) the approval of the conversion of shares of Series B Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC, (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b), and (iii) the amendment of the Company’s certificate of incorporation to authorize an increase of up to 300,000,000 shares of Common Stock.

Basis of Presentation

The unaudited pro forma condensed combined financial information was preliminarily prepared with the Acquisition being accounted for as an asset acquisition with the Company as the accounting acquirer. Upon completion of the Acquisition and Financing, the Company obtained control of Faeth’s assets, consisting primarily of cash and in-process research and development (“IPR&D”).

In accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), under the asset acquisition method of accounting, the assets acquired and liabilities assumed are recognized and measured at fair value and no goodwill is recorded or recognized. Acquired IPR&D that has no future alternative use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Faeth’s historical financial information, giving effect to the acquisition and related adjustments described in these notes to show how the acquisition might have affected the historical financial statements if it had been completed on January 1, 2025 for the purposes of the unaudited pro forma condensed combined statements of operations, and as of December 31, 2025, for purposes of the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments reflecting the consummation of the Acquisition and the Financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, anticipated synergies, operating efficiencies, tax savings, or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that the Company and Faeth would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Acquisition.

Note 2. Estimated consideration and preliminary purchase price allocation

The estimated fair value of the consideration transferred of $147.6 million is summarized as follows (in thousands):

Assumed Options (1)	$2,239
Series B Preferred Stock (2)	145,384

Total consideration transferred	$147,623

(1)	Reflects the portion of the acquisition date fair-value based measure of the Assumed Options that relates to the pre-combination service period.
(2)	The fair value of the consideration transferred was measured using the price per share the investors paid as part of the Financing.

The following table summarizes the allocation of the estimated fair value of the consideration transferred to the net assets acquired and is based on the Faeth balance sheet as of December 31, 2025:

Assets acquired:
Cash and cash equivalents	$20,392
Property and equipment	10
Prepaid expenses and other assets	872

Total assets acquired	21,274
Liabilities assumed:
Accounts payable	744
Accrued expenses and other current liabilities	2,444

Total liabilities assumed	3,188

Net assets acquired	$18,086

In-process research and development	129,537

Total consideration transferred	$147,623

Note 3. Transaction accounting adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Further analysis will be performed after the completion of the Acquisition to confirm these estimates or make adjustments in the final purchase price allocation, as necessary. The transaction adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.

Reflects the recording of (i) gross proceeds from the Financing and the payment of transaction costs associated with the asset acquisition of Faeth and the Financing and (ii) the cash paid to settle the tax liability associated with the accelerated option exercises (in thousands):

Gross proceeds from Financing	$200,000
Payment of cash transaction costs	(20,364)
Tax gross-up payments	(14,816)

Pro forma adjustment	$164,820

B.

Reflects the recording of the (i) elimination of Faeth historical redeemable convertible preferred stock balance, (ii) issuance of 10,497 of the Company’s shares of Series B Preferred Stock to Faeth stockholders, and (iii) issuance of 14,440 of the Company’s shares of Series B Preferred Stock as a result of the Financing, which resulted in net cash proceeds of $182.8 million (in thousands, except share amounts):

	Series B Preferred Stock
	Shares	Amount
Elimination of Faeth’s historical redeemable convertible preferred stock	(41,564,510)	$(90,708)
Issuance of Series B Preferred Stock to Faeth’s stockholders	10,497	145,384
Issuance of Series B Preferred Stock related to the Financing	14,440	182,814

Pro forma adjustment	(41,539,573)	$237,490

C.

Reflects the recording of the (i) elimination of Faeth’s historical equity balances, and (ii) exchange of Faeth stock options for the Assumed Options, which is reflected as consideration, (iii) the immediate expensing of acquired Faeth IPR&D as it has no future alternative use, (iv) the expensing of transaction costs associated with the Acquisition, and (v) payment to settle the tax liability associated with the accelerated option exercises (in thousands, except share amounts):

	Common Stock
	Shares	Amount	Additional paid-in-capital	Accumulated deficit	Total
Elimination of Faeth’s historical equity balances as of December 31, 2025	(5,199,567)	$(1)	$(5,046)	$77,670	$72,623
Exchange of Faeth options for stock options of the Company	—	—	2,239	—	2,239
Expensing of acquired IPR&D	—	—	—	(129,537)	(129,537)
Expensing of Company transaction costs	—	—	—	(3,179)	(3,179)
Tax gross-up payments	—	—	—	(14,816)	(14,816)

Pro forma adjustment	(5,199,567)	$(1)	$(2,807)	$(69,862)	$(72,670)

D.	Represents compensation-related costs associated with the Acquisition that are reflected within research and development expense, summarized as follows (in thousands):

Stock-based compensation expense related to the accelerated vesting of Faeth stock options	$4,781
Tax gross-up payments related to the accelerated vesting of Faeth stock options	8,311
Compensation expense for Assumed Options attributable to post-combination services (1)	731

Pro forma adjustment	$13,823

(1)	Pro forma compensation expense for the Assumed Options has been calculated using the acquisition-date fair value of the Assumed Options.

E.	Represents transaction-related and compensation-related costs associated with the Acquisition that are reflected within general and administrative expense, summarized as follows (in thousands):

Estimated transaction costs to be incurred subsequent to December 31, 2025 (1)	$3,179
Stock-based compensation expense related to the accelerated vesting of Faeth stock options	8,176
Tax gross-up payments related to the accelerated vesting of Faeth stock options	6,505
Compensation expense for Assumed Options attributable to post-combination services (2)	321

Pro forma adjustment	$18,181

(1)

The transaction costs are expensed as incurred as substantially all of the value acquired is within the Faeth IPR&D asset that has no alternative future use. These transaction costs will not affect the Company’s statement of operations beyond the 12 months after the Acquisition.

(2)	Pro forma compensation expense for the Assumed Options has been calculated using the acquisition-date fair value of the Assumed Options.

F.

Reflects the recognition of $129.5 million of in-process research and development expense related to the acquired programs that had no alternative future use at the time of acquisition which requires immediate expense recognition.

ANNEX B

AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

B-1

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SENSEI BIOTHERAPEUTICS, INC.

Sensei Biotherapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

First: That the name of this corporation is Sensei Biotherapeutics, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on December 1, 2017, under the name PPI Holdings, Inc. The Certificate of Incorporation was amended and restated by an Amended and Restated Certificate of Incorporation on December 29, 2020 and on February 8, 2021, and further amended by a Certificate of Amendment to the Amended and Restated Certificate of Incorporation on June 12, 2025 (together, the “Certificate of Incorporation”).

Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation as follows:

Article IV, Section A shall be amended and restated to read in its entirety as follows:

“The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Company shall have authority to issue is 310,000,000 shares, of which 300,000,000 shall be Common Stock (the “Common Stock”), each share having a par value of one-hundredth of one cent ($0.0001), and 10,000,000 shares shall be Preferred Stock (the “Preferred Stock”), each share having a par value of one-hundredth of one cent ($0.0001).”

Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.

Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

Fifth: This amendment to the Certificate of Incorporation shall be effective on and as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***].

Sensei Biotherapeutics, Inc.

By:
Name: Christopher W. Gerry
Title: President and General Counsel

B-2

ANNEX C

2026 EQUITY INCENTIVE PLAN

SENSEI BIOTHERAPEUTICS, INC.

2026 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2026

APPROVED BY THE STOCKHOLDERS: [   ], 2026

1.	GENERAL.

(a) Successor to Prior Plan. The Plan is the successor to the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; and (ii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Awards granted under this Plan will be subject to the terms of this Plan.

(b) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but any Award granted prior to the Effective Date will be conditioned on stockholder approval of the Plan.

2.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed (i) 2,671,981 shares, plus (ii) up to 311,164 Returning Shares, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5% of the Share Reserve Increase Stock outstanding as of December 31 of the preceding year; provided, however, that the Board may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 8,949,435 shares.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c)(3), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3.	ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or any Incentive Stock Options otherwise do not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (1) $750,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For avoidance of doubt, compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each applicable Award Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the applicable Award Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the applicable Award Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the applicable Award Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the applicable Award Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law; or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each applicable Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSU Awards: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any applicable Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2) RSU Awards: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the applicable Award Agreement, (2) any portion of his or her RSU Award that has not vested will be forfeited upon such termination, and (3) the Participant will have no further right, title or interest in the Restricted Stock Award or RSU Award, the shares of Common Stock subject to or issuable pursuant to the Restricted Stock Award or RSU Award, or any consideration in respect of the Restricted Stock Award or RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the applicable Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume, continue or substitute the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A of the Code.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any Change in Control, any Corporate Transaction, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to Other Person or Body. The Board or any Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by Applicable Law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themself; (ii) determine the number of shares subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with Applicable Law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value.

8.	TAX WITHHOLDING.

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate arrangements to satisfy, any Tax-Related Item withholding obligations, if any, of the Company and/or an Affiliate that arise in connection with the grant, vesting, exercise or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any Tax-Related Item withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (vi) allowing the Participant to enter into a “same day sale” commitment with a broker-dealer (including, without limitation, a commitment under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act); or (vii) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. The Company and/or its Affiliate may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in a Participant’s jurisdiction. In the event of overwithholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or, if not refunded, the Participant may seek a refund from the local tax authorities. In the event of underwithholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or its Affiliate. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount. Further, if the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.

9.	MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will (unless otherwise required under Applicable Law) and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of a Restricted Stock Award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.	TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date; or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13.	DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee, as applicable.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means the Code and any applicable U.S. and non-U.S. securities, exchange control, tax, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(d) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

(e) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Award Agreement will be subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(g) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s material violation of any contract or agreement between the Participant and the Company or any Affiliate, the employment policies of the Company or any Affiliate, or of any statutory or other duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any Affiliate; (v) such Participant’s gross misconduct; (vi) such Participant’s failure or refusal to comply with a material directive from the Board, the Participant’s supervisor or, if applicable, the board of directors of any Affiliate; or (vii) such Participant’s breach of a fiduciary duty to the Company or any Affiliate. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate, or such Participant for any other purpose.

(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Sensei Biotherapeutics, Inc. a Delaware corporation.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the

Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by Applicable Law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulations Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(s) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(t) “Director” means a member of the Board.

(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the date that this Plan is approved by the Company’s stockholders.

(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(y) “Entity” means a corporation, partnership, limited liability company or other entity.

(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ii) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(jj) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(kk) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ll) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(mm) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(nn) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(oo) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(pp) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; relative stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales, annual recurring revenue, or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.

(qq) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the

Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Award.

(rr) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ss) “Plan” means this Sensei Biotherapeutics, Inc. 2026 Equity Incentive Plan, as amended from time to time.

(tt) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(uu) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(vv) “Prior Plan” means the Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan, as amended from time to time.

(ww) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(xx) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(yy) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(zz) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(aaa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bbb) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ccc) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(ddd) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(eee) “Securities Act” means the Securities Act of 1933, as amended.

(fff) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(ggg) “Share Reserve Increase Stock” means, as of the applicable time of measurement, the sum of (i) the number of shares of Capital Stock issued and outstanding and (ii) the number of shares of Capital Stock issuable upon the exercise of any pre-funded warrants (without regard to any beneficial ownership limitations).

(hhh) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(iii) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(jjj) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant.

(kkk) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(lll) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

ANNEX D

2026 EMPLOYEE STOCK PURCHASE PLAN

SENSEI BIOTHERAPEUTICS, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2026

APPROVED BY THE STOCKHOLDERS: [   ], 2026

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

(c) The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c). References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan and any applicable Offering Document to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee (or its delegate) and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee (or a delegate of the Committee), the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 267,198 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2027 and ending on (and including) January 1, 2036 in an amount equal to the lesser of (x) one percent (1%) of the Share Reserve Increase Stock outstanding as of December 31st of the preceding calendar year, and (y) 534,396 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a)

may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless such Participant otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of such Participant’s Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide (unless prohibited by Applicable Law) that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude (unless prohibited by Applicable Law) from participation in the Plan or any Offering

Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company, a Related Corporation or an Affiliate, or a subset of such highly compensated employees.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, such individual will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f) Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage of earnings (as defined by the Board in each Offering) or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be no less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d) Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f) Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by Applicable Law).

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offerings either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offerings to expire in accordance with their terms.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	TAX QUALIFICATION; TAX WITHHOLDING.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

(c) The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14.	EFFECTIVE DATE OF PLAN.

The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(d) The Plan and any controversy arising out of or relating to the Plan will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

16.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, Nasdaq Stock Market or the Financial Industry Regulatory Authority).

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Sensei Biotherapeutics, Inc., a Delaware corporation.

(k) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and, with respect to the 423 Component, to the extent permitted by Section 423.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Designated 423 Company” means any Related Corporation selected by the Board as participating in the 423 Component.

(n) “Designated Company” means any Designated Non-423 Company or Designated 423 Company, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(o) “Designated Non-423 Company” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(p) “Director” means a member of the Board.

(q) “Effective Date” means the date that this Plan is approved by the Company’s stockholders.

(r) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(s) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Employee Stock Purchase Plan” means a plan that grants purchase rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code

(w) “Fully Diluted Capital Stock” means the number of shares of Capital Stock, determined as of the applicable date of measurement, equal to the sum of (i) the number of shares of Capital Stock issued and outstanding and (ii) the number of shares of Capital Stock upon the exercise, conversion, or exchange of all then outstanding warrants, options, convertible capital stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Capital Stock (whether vested or unvested), but excluding the shares reserved and available for issuance under the Company’s then-existing equity incentive plan and employee stock purchase plan, if any.

(x) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).

(y) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(z) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(aa) “Offering Date” means a date selected by the Board for an Offering to commence.

(bb) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(cc) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(dd) “Plan” means this Sensei Biotherapeutics, Inc. 2026 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(ee) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ff) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(gg) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(hh) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ii) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(jj) “Share Reserve Increase Stock” means, as of the applicable time of measurement, the sum of (i) the number of shares of Capital Stock issued and outstanding and (ii) the number of shares of Capital Stock issuable upon the exercise of any pre-funded warrants (without regard to any beneficial ownership limitations).

(kk) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(ll) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Sensei Biotherapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 13, 2026 Wednesday, June 10, 2026 11:00 AM, Eastern Time Annual Meeting to be held live webcast—please visit www.proxydocs.com/SNSE for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Eastern Time, June 10, 2026. Internet: • www.proxypush.com/SNSE • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-284-5317 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SNSE This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Josiah Craver and Christopher W. Gerry (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sensei Biotherapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Sensei Biotherapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the Board’s two nominees to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Bob Holmen FOR #P2# #P2# 1.02 Kristian Humer FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP FOR as the Company’s independent registered public accounting firm for the year ending December #P4# #P4# #P4# 31, 2026. 3. To approve the issuance of shares of the Company’s common stock, par value $0.0001 per FOR share, upon conversion of the Company’s Series B Preferred Stock, which will (a) represent more #P5# #P5# #P5# than 20% of the shares of common stock outstanding and (b) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively. 4. To approve an amendment to the Company’s certificate of incorporation to increase the number FOR of authorized shares of the Company’s common stock from 12,500,000 to 300,000,000. #P6# #P6# #P6# 5. To approve the 2026 Equity Incentive Plan. FOR #P7# #P7# #P7# 6. To approve the 2026 Employee Stock Purchase Plan. FOR #P8# #P8# #P8# 7. To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to FOR solicit votes for Proposals Nos. 3, 4, 5 and/or 6 or if the Nasdaq initial listing application required #P9# #P9# #P9# by Nasdaq Listing Rule 5110(a) has not yet been approved. 8. To conduct any other business properly brought before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/SNSE Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date